                                                                    EXHIBIT 4.13


                                  $125,000,000

                           REVOLVING CREDIT AGREEMENT

                          DATED AS OF FEBRUARY 5, 1999

                                  BY AND AMONG

                            THE MEN'S WEARHOUSE, INC.
                                (THE "BORROWER"),

                               NATIONSBANK, N.A.,
                            INDIVIDUALLY AND AS AGENT

                    NATIONSBANC MONTGOMERY SECURITIES L.L.C.
                                AS LEAD ARRANGER

                                       AND

                     THE OTHER FINANCIAL INSTITUTIONS LISTED
                          ON THE SIGNATURE PAGES HEREOF
                           (COLLECTIVELY, THE "BANKS")

                                TABLE OF CONTENTS


                                                                                         Page
                                                                                         ----
1.       CERTAIN DEFINITIONS............................................................- 1 -
         1.1.     Accounting Principles.................................................- 1 -
         1.2.     Certain Defined Terms.................................................- 2 -

2.       THE LOANS AND LETTERS OF CREDIT...............................................- 24 -
         2.1.     Loans................................................................- 24 -
         2.2.     Borrowing Procedure..................................................- 25 -
         2.3.     Letters of Credit....................................................- 27 -
         2.4.     Letter of Credit Requests............................................- 28 -
         2.5.     Letters of Credit Participations.....................................- 29 -
         2.6.     Agreement to Repay Letter of Credit Drawings.........................- 31 -
         2.7.     Conflict between Applications and Agreement..........................- 33 -
         2.8.     Increased Costs......................................................- 33 -
         2.9.     Unavailability of Alternate Currency.................................- 33 -
         2.10.    Letters of Credit Denominated in National Currency Units.............- 34 -

3.       INTEREST RATE PROVISIONS......................................................- 34 -
         3.1.     Interest Rate Determination..........................................- 34 -
         3.2.     Utilization of Commitments ..........................................- 37 -
         3.3.     Increased Cost and Reduced Return....................................- 38 -
         3.4.     Limitation on Types of Loans.........................................- 40 -
         3.5.     Illegality; Deposits Unavailable.....................................- 40 -
         3.6.     Treatment of Affected Loans..........................................- 41 -
         3.7.     Compensation.........................................................- 42 -
         3.8.     Replacement of Banks.................................................- 42 -
         3.9.     Survival.............................................................- 43 -

4.       PREPAYMENTS AND OTHER PAYMENTS................................................- 43 -
         4.1.     Required Prepayments.................................................- 43 -
         4.2.     Optional Prepayments.................................................- 43 -
         4.3.     Notice of Payments...................................................- 43 -
         4.4.     Place of Payment or Prepayment.......................................- 44 -
         4.5.     No Prepayment Premium or Penalty.....................................- 44 -
         4.6.     Taxes................................................................- 45 -
         4.7.     Reduction or Termination of the Commitments..........................- 47 -
         4.8.     Payments on Business Day.............................................- 47 -
         4.9.     Payment of Adjustment Amounts........................................- 47 -



5.       COMMITMENT FEE AND OTHER FEES.................................................- 47 -
         5.1.     Commitment Fee.......................................................- 47 -
         5.2.     Arrangement Fee......................................................- 48 -
         5.3      Upfront Fees.........................................................- 48 -
         5.4      Administrative Agency Fee............................................- 48 -
         5.5.     Letter of Credit Fees................................................- 48 -
         5.6.     Fees Not Interest; Nonpayment........................................- 48 -

6.       APPLICATION OF PROCEEDS.......................................................- 49 -

7.       REPRESENTATIONS AND WARRANTIES................................................- 49 -
         7.1.     Organization and Qualification.......................................- 49 -
         7.2.     Financial Statements.................................................- 49 -
         7.3.     Litigation...........................................................- 49 -
         7.4.     Default..............................................................- 49 -
         7.5.     Title to Properties..................................................- 50 -
         7.6.     Payment of Taxes.....................................................- 50 -
         7.7.     Conflicting or Adverse Agreements or Restrictions....................- 50 -
         7.8.     Authorization, Validity, Etc.........................................- 50 -
         7.9.     Investment Company Act Not Applicable................................- 51 -
         7.10.    Public Utility Holding Company Act Not Applicable....................- 51 -
         7.11.    Margin Stock.........................................................- 51 -
         7.12.    ERISA................................................................- 51 -
         7.13.    Full Disclosure......................................................- 51 -
         7.14.    Environmental Matters................................................- 52 -
         7.15.    Permits and Licenses.................................................- 52 -
         7.16.    Solvency.............................................................- 53 -
         7.17.    Capital Structure....................................................- 53 -
         7.18.    Insurance............................................................- 53 -
         7.19.    Compliance with Laws.................................................- 54 -
         7.20.    No Consent...........................................................- 54 -
         7.21.    Year 2000............................................................- 54 -

8.       CONDITIONS....................................................................- 55 -
         8.1.     Conditions to Effectiveness of Agreement.............................- 55 -
         8.2.     Conditions to each Loan and Letter of Credit.........................- 57 -

9.       AFFIRMATIVE COVENANTS.........................................................- 58 -
         9.1.     Reporting and Notice Requirements....................................- 58 -
         9.2.     Corporate Existence..................................................- 61 -
         9.3.     Books and Records....................................................- 61 -


         9.4.     Insurance.................................................................- 61 -
         9.5.     Right of Inspection.......................................................- 62 -
         9.6.     Maintenance of Property. .................................................- 62 -
         9.7.     Guarantees of Certain Restricted Subsidiaries; Pledge Agreement...........- 62 -
         9.8.     Accounting Principles.....................................................- 63 -
         9.9.     Patents, Trademarks and Licenses..........................................- 64 -
         9.10.    Taxes; Obligations........................................................- 64 -

10.      NEGATIVE COVENANTS.................................................................- 64 -
         10.1.    Liens.....................................................................- 64 -
         10.2.    Debt......................................................................- 65 -
         10.3.    Restricted Payments.......................................................- 67 -
         10.4.    Mergers; Consolidations; Sale or Other Dispositions of All or
                  Substantially All Assets..................................................- 68 -
         10.5.    Investments, Loans and Advances...........................................- 69 -
         10.6.    Sale or Other Disposition of Less than Substantially All Assets;
                  Sale and Leasebacks.......................................................- 70 -
         10.7.    Use of Proceeds...........................................................- 72 -
         10.8.    Transactions with Affiliates..............................................- 72 -
         10.9.    Nature of Business........................................................- 72 -
         10.10.   Issuance and Disposition of Shares........................................- 72 -
         10.11.   ERISA.....................................................................- 73 -
         10.12.   Discount or Sale of Receivables...........................................- 74 -
         10.13.   Acquisitions..............................................................- 74 -
         10.14.   Certain Financial Tests...................................................- 74 -
         10.15.   Regulations T, U and X.  .................................................- 75 -
         10.16.   Status....................................................................- 75 -
         10.17.   Compliance with Laws......................................................- 75 -
         10.18.   Unrestricted Subsidiaries.................................................- 76 -
         10.19.   Investments in Unrestricted Subsidiaries..................................- 76 -
         10.20.   No Commingling of Assets, Etc.............................................- 76 -
         10.21.   Restrictive Agreements....................................................- 77 -
         10.22.   Prepayments, Etc., of Certain Debt........................................- 77 -

11.      EVENTS OF DEFAULT; REMEDIES........................................................- 77 -
         11.1.    Failure to Pay Principal..................................................- 78 -
         11.2.    Failure to Pay Other Amounts..............................................- 78 -
         11.3.    Default under Other Debt..................................................- 78 -
         11.4.    Misrepresentation or Breach of Warranty...................................- 78 -
         11.5.    Violation of Covenants....................................................- 78 -
         11.6.    Bankruptcy and Other Matters..............................................- 79 -
         11.7.    Dissolution...............................................................- 79 -


         11.8.    Judgment..................................................................- 79 -
         11.9.    Nullity of Loan Documents.................................................- 79 -
         11.10.   Change of Control.........................................................- 80 -
         11.11.   ERISA.....................................................................- 80 -
         11.12.   Guarantors; Pledge Agreement..............................................- 80 -
         11.13.   Related Facilities........................................................- 80 -
         11.14.   Other Remedies............................................................- 80 -
         11.15.   Collateral Account........................................................- 80 -
         11.16.   Remedies Cumulative.......................................................- 81 -

12.      THE AGENT..........................................................................- 81 -
         12.1.    Appointment, Powers and Immunities........................................- 81 -
         12.2.    Reliance by Agent.........................................................- 82 -
         12.3.    Defaults..................................................................- 82 -
         12.4.    Rights as Bank............................................................- 82 -
         12.5.    Indemnification...........................................................- 83 -
         12.6.    Non-Reliance on Agent and Other Banks.....................................- 83 -
         12.7.    Successor Agent...........................................................- 83 -

13.      MISCELLANEOUS......................................................................- 84 -
         13.1.    Representation by the Banks...............................................- 84 -
         13.2.    Waivers, Etc..............................................................- 84 -
         13.3.    Notices...................................................................- 85 -
         13.4.    GOVERNING LAW.............................................................- 85 -
         13.5.    Survival of Representations, Warranties and Covenants.....................- 85 -
         13.6.    Counterparts..............................................................- 85 -
         13.7.    Separability..............................................................- 86 -
         13.8.    Descriptive Headings......................................................- 86 -
         13.9.    Right of Set-off, Adjustments.............................................- 86 -
         13.10.   Assignments and Participations............................................- 87 -
         13.11.   Interest..................................................................- 89 -
         13.12.   Expenses; Indemnification.................................................- 89 -
         13.13.   Payments Set Aside........................................................- 92 -
         13.14.   Loan Agreement Controls...................................................- 92 -
         13.15.   Obligations Several.......................................................- 92 -
         13.16.   SUBMISSION TO JURISDICTION; WAIVERS.......................................- 92 -
         13.17.   WAIVER OF JURY TRIAL......................................................- 93 -
         13.18.   Amendments, Etc...........................................................- 93 -
         13.19.   Relationship of the Parties...............................................- 94 -
         13.20.   Currency Conversion and Currency Indemnity................................- 94 -
         13.21.   Confidentiality...........................................................- 95 -
         13.22.   FINAL AGREEMENT...........................................................- 97 -

                                    EXHIBITS

Exhibit A:                 Note
Exhibit B:                 Notice of Borrowing
Exhibit C:                 Letter of Credit Request
Exhibit D:                 Notice of Rate Change/Continuation
Exhibit E:                 Compliance Certificate
Exhibit F:                 Eurodollar Rate Margin Certificate
Exhibit G:                 Guaranty
Exhibit H:                 Assignment and Acceptance


                                    SCHEDULES

Schedule 1:                Applicable Lending Offices
Schedule 2.3:              Existing Letters of Credit
Schedule 7.17:             Capital Structure
Schedule 10.1:             Liens
Schedule 10.2:             Debt

                           REVOLVING CREDIT AGREEMENT

                  The Men's Wearhouse, Inc., a corporation organized under the laws of the State of Texas (the "Borrower"), the financial institutions listed on the signature pages hereof (collectively, the "Banks" and individually, a "Bank"), and NationsBank, N.A. (together with any successor thereof, "NationsBank") in its capacity as agent (the "Agent") for the Banks hereunder, hereby agree as follows:

                              PRELIMINARY STATEMENT

                  WHEREAS, the Borrower has received loans and other extensions of credit pursuant to that certain Revolving Credit Agreement dated as of June 2, 1997 (as amended, the "Existing Credit Agreement") by and among the Borrower, NationsBank of Texas, N.A. as agent and the other banks and financial institutions signatory thereto;

                  WHEREAS, the Borrower has requested the Agent and the Banks to make loans to the Borrower in an aggregate amount not to exceed the Dollar Equivalent Value of $125,000,000 at any time outstanding and, pursuant to a $25,000,000 sub-limit, issue letters of credit for the account of the Borrower in an aggregate amount not to exceed the Dollar Equivalent Value of $25,000,000 at any time outstanding;

                  WHEREAS, a portion of such loans shall be used to repay in full the Existing Credit Agreement; and

                  WHEREAS, pursuant to the terms and conditions hereof the Agent and the Banks have agreed to such request upon the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1.       CERTAIN DEFINITIONS.

                  1.1. ACCOUNTING PRINCIPLES. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the audited financial statements referred to in Section 9.1 hereof. All financial information delivered to the Agent pursuant to Section 9.1 hereof shall be prepared in accordance with GAAP applied on a basis consistent with those reflected by the initial financial statements delivered to the Agent pursuant to Section 7.2, except (i) where such principles are inconsistent with the requirements of this Agreement and (ii) for those changes made pursuant to Section 9.8 hereof.

                  1.2. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

                  "Acquisitions" has the meaning specified in Section 10.13 hereof.

                  "Acquisition Target" means any Person acquired pursuant to
Section 10.13.

                  "Adjusted Debt" means, at any time and without duplication, an amount equal to the sum of (a) Total Funded Debt plus (b) an amount equal to the product of (i) Base Rent Expense for the immediately preceding quarter times
(ii) thirty-two (32).

                  "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

                  "Adjustment Amount" means, as to any Adjustment Date, an amount equal to the Dollar Equivalent Value of the excess, if any, of the Positive Adjustment Amount over the Negative Adjustment Amount.

                  "Adjustment Date" means the "Interest Payment Date" (as such term is defined in the Canadian Term Loan Facility).

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. If any Person shall own, directly or indirectly, beneficially and of record twenty percent (20%) or more of the equity (whether outstanding capital stock, partnership interests or otherwise) of another Person, such Person shall be deemed to be an Affiliate.

                  "Agent" shall have the meaning set forth in the preamble hereto.

                  "Agreement" shall mean this Revolving Credit Agreement, as the same may be amended, modified or supplemented from time to time.

                  "Alternate Currency" shall mean (i) subject to Section 2.10 hereof, as to Letters of Credit: euro, British pounds sterling, German deutsche marks, Italian lira, French francs, Japanese yen and Canadian dollars and (ii) as to Loans: British pounds sterling and Canadian dollars.

                  "Alternate Currency Loan" means a Loan hereunder denominated in an Alternate Currency. Alternate Currency Loans shall be Eurodollar Loans.

                  "Applicable Lending Office" shall mean, with respect to each Bank, such Bank's (a) Domestic Lending Office in the case of a Base Rate Loan and (b) LIBOR Lending Office in the case of a Eurodollar Loan.

                  "Applicable Margin" means, (a) for the period from the Closing Date until August 1, 1999, (i) as to Eurodollar Loans and Letter of Credit Fees, 1.00% per annum, and (ii) as to Commitment Fees, 0.15% per annum, (b) for the period from August 1, 1999 to the next redetermination thereafter, the Applicable Margin determined by the Agent based upon the certificate then most recently delivered pursuant to Section 9.1(k), and (c) for each period thereafter (each such period commencing 61 days after the end of each fiscal quarter of the Borrower and ending 60 days after the end of the next fiscal quarter of the Borrower), the applicable rate per annum set forth in the table below opposite the ratio of Adjusted Debt to EBITDA plus Base Rent Expense for the four immediately preceding fiscal quarterly periods; provided, however, notwithstanding the foregoing, if at the time of determination, the Percentage Usage during such period has at any time been greater than 50%, any such rate per annum as to Loans and Letter of Credit Fees shall be increased by 0.125% per annum, calculated for each day of such excess. Each determination of the Applicable Margin shall be determined by the Agent for each such period after its receipt of the applicable certificate delivered pursuant to Section 9.1(k) and prior to the commencement of such period. Except as set forth above, each change in the Applicable Margin shall be immediately effective commencing on the 61st day after each fiscal quarter end as to all Eurodollar Loans then outstanding, the Letter of Credit Outstandings and the then Unused Commitment, and remain effective until the next determination.


                                                    APPLICABLE MARGIN          APPLICABLE MARGIN           APPLICABLE MARGIN
ADJUSTED DEBT TO EBITDA PLUS                       FOR EURODOLLAR LOANS       FOR BASE RATE LOANS         FOR COMMITMENT FEES
BASE RENT EXPENSE                                  AND LETTER OF CREDIT                                      ON THE UNUSED
                                                           FEES                                               COMMITMENT
----------------------------                       --------------------       -------------------         -------------------
Less than 3.0:1.0                                        0.75%                      0.00%                      0.125%

Equal to or greater than 3.0:1.0                         0.875%                     0.00%                      0.125%
  but less than 4.0:1.0
Equal to or greater than 4.0:1.0                         1.0%                       0.00%                      0.15%
  but less than 4.25:1.0
Equal to or greater than 4.25:1.0                        1.125%                     0.00%                      0.175%
  but less than 4.5:1.0
Equal to or greater than 4.5:1.0                         1.25%                      0.00%                      0.225%

                  "Application" shall mean an application, in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to open a Letter of Credit.

                  "Assignment and Acceptance" shall have the meaning set forth in Section 13.10(a).

                  "Bank" shall have the meaning specified in the preamble hereto and shall include the Agent, in its individual capacity.

                  "Base Rate" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (.5%) and (b) the per annum rate of interest in effect for such day as established from time to time by NationsBank as its Dollar "prime rate", which rate may not be the lowest rate of interest charged by NationsBank to its customers. Any change in the Base Rate due to a change in the Dollar prime rate or the Federal Funds Rate shall be effective on the effective date of such change in the Dollar prime rate or Federal Funds Rate.

                  "Base Rate Loan" shall mean any Loan which bears interest at the Base Rate plus the Applicable Margin. Base Rate Loans shall be denominated in Dollars.

                  "Base Rent Expense" means, for any period, payments (whether computed monthly or annually) due under Leases of real property (including those resulting from sale-leaseback transactions), exclusive of payments for percentage rent, common-area maintenance, insurance, taxes and any other amounts recorded in the Borrower's or the Restricted Subsidiaries' books and records in accordance with their customary practices as rent other than "base rent expense"; provided, with respect to any acquisition of an Acquisition Target which results in the requirement to provide proforma financial information pursuant to Article 11 of Regulation S-X (Reg ss. 210.11.01, .02 and .03), Base Rent Expense of the Acquisition Target for each full fiscal quarter included in the applicable computation period prior to such Acquisition (including the fiscal quarter during which it was acquired) shall be included, provided further that Base Rent Expense of the Acquisition Target shall be adjusted for those applicable items of base rent expense that will increase or decrease subsequent to the date of Acquisition, such adjustments limited to those like adjustments included in the proforma financial statements provided in the Form 8-K filed with the Securities and Exchange Commission pursuant to Article 11 of Regulation S-X.

                  "Borrower" shall have the meaning set forth in the preamble hereto.

                  "Borrowing Date" shall mean a date upon which the Borrower has requested a Loan is to be made in a Notice of Borrowing delivered pursuant to
Section 2.

                  "Business Day" shall mean a day when the Agent is open for business, provided that (i) if the applicable Business Day relates to any Eurodollar Loan, it shall mean a day when the Agent is open for business and on which commercial banks are open for international business (including dealings in Dollar deposits) in London, (ii) if the applicable Business Day relates to dates for the payment or purchase of any amount denominated in euro or National Currency Units, it shall be deemed to mean a TARGET Business Day, and (iii) if the applicable Business Day relates to the giving and receiving of notices hereunder for Letters of Credit denominated in euro or National Currency Units it shall be deemed to mean a TARGET Business Day on which banks are generally open for business in London, Frankfurt, Dallas and/or in any other principal financial center as the Agent shall from time to time determine for this purpose.

                  "Canadian Dollar Equivalent Value" means, with respect to an amount of Dollars, an amount of Canadian dollars into which the Agent determines that it could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of Dollars, determined by using its applicable quoted spot rate on the date on which such equivalent is to be determined pursuant to the provisions of this Agreement.

                  "Canadian Term Loan Facility" means that certain Term Credit Agreement of even date herewith among the Borrower, Golden Moores Finance Company, the Agent and the Banks, as amended from time to time.

                  "Capital Stock" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

                  "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or Canada or issued by an agency thereof and backed by the full faith and credit of the United States or Canada, as the case may be, in each case maturing within ninety
(90) days after the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or province of Canada or any political subdivision of any such state, province or any public instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Agent); (c) commercial paper maturing no more than ninety (90) days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then the highest rating from such other nationally recognized rating services acceptable to the Agent); (d) domestic and eurodollar certificates of deposit or bankers' acceptances maturing within ninety (90) days after the date of acquisition thereof issued by any Bank or any commercial bank organized under the laws of the United States of America or Canada or any state or province thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 (or the Canadian Dollar Equivalent Value thereof); (e) repurchase agreements of the Agent or any commercial bank organized under the laws of the United States of America or Canada or any state or province thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 (or the Canadian Dollar Equivalent Value thereof); (f) overnight investments with the Agent or any commercial bank organized under the laws of the United States of America or Canada or any state or province thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 (or the Canadian Dollar Equivalent Value thereof); (g) other readily marketable instruments issued or sold by the Agent or any commercial bank organized under the laws of the United States of America or Canada or any state or province thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 (or the Canadian Dollar Equivalent Value thereof); and
(h) funds invested in brokerage accounts with nationally recognized brokerage houses or money market accounts, in each case for less than thirty (30) days.

                  "Change/Continuation Date" shall mean a date upon which the Borrower has requested the change or continuation of the interest rate applicable to any Loan pursuant to a Notice of Rate Change/Continuation delivered pursuant to Section 3.

                  "Change of Control" means (i) any transaction (including a merger or consolidation) the result of which is that any "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50 percent (50%) of the total voting power of all classes of the voting stock of the Borrower or the surviving Person and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis (a "Control Person"), other than any such transaction in which the current executive officers of the Borrower who are also currently directors and their Affiliates or The Zimmer Family Foundation become, individually or collectively, a Control Person or (ii) the sale, lease or transfer of all or substantially all of the Borrower's assets (which includes the assets of its Subsidiaries) to any "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), except to the Borrower or one or more of its Subsidiaries.

                  "Closing Date" shall mean February 5, 1999.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder issued by the Internal Revenue Service.

                  "Combination Agreement" means that certain Combination Agreement dated as of November 18, 1998 among the Borrower, Golden Moores Company, Moores Retail Group Inc., and the other Persons which are a party thereto, as amended, modified or supplemented from time to time in accordance with the terms of the Canadian Term Loan Facility.

                  "Commitment" shall mean, with respect to each Bank, such Bank's Commitment, as defined in Section 2.1(a), and "Commitments" shall mean, collectively, the Commitments of all of the Banks.

                  "Computation Date" has the meaning set forth in Section 3.2(a) hereof.

                  "Consolidated Current Assets" means all items classified as current assets on the consolidated financial statements of the Borrower and the Restricted Subsidiaries delivered to the Banks pursuant to Section 9.1, all as determined in accordance with GAAP consistently applied.

                  "Consolidated Current Liabilities" means all items classified as current liabilities of Borrower and the Restricted Subsidiaries on the consolidated financial statements delivered to the Banks pursuant to Section 9.1 other than any current portion of (i) the outstanding Loans and Letters of Credit and (ii) Debt outstanding under the Related Facilities, all as determined in accordance with GAAP consistently applied.

                  "Consolidated Net Income" means with respect to any period, net income of the Borrower and the Restricted Subsidiaries on a consolidated basis (after adjustment for income taxes), determined in accordance with GAAP.

                  "Consolidated Net Worth" means, as of any date, the total shareholders' equity of the Borrower and the Restricted Subsidiaries which appears on the consolidated balance sheet of such Person as of such date, determined in accordance with GAAP; excluding, however, (a) from total shareholders' equity, mandatorily redeemable Preferred Stock of the Borrower or a Restricted Subsidiary to the extent included in total shareholders' equity and
(b) Restricted Investments by the Borrower and the Restricted Subsidiaries in any Unrestricted Subsidiaries.

                  "Contingent Liability" means (i) any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Debt, obligation or any other liability of any other Person (other than by endorsements of instruments in the ordinary course of collection), (ii) obligations under surety, appeal or custom bonds, or (iii) guarantees of the payment of dividends or other distributions upon the shares of or interest in any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitations set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the Debt, obligation or other liability guaranteed thereby or, if applicable, such lesser principal amount as is expressly stated to be the maximum principal amount of such Person's obligation thereunder.

                  "Contractual Rent Expense" means, for any period as to the Borrower and the Restricted Subsidiaries, all payments (whether computed monthly or annually) due under Leases of real property (including those resulting from sale-leaseback transactions), including, without limitation, Base Rent Expense and payments for percentage rent, common-area maintenance, insurance, and taxes and any other amounts recorded in such Person's books and records in accordance with their customary practices as rent expense, whether paid or accrued in the applicable period of calculation, but excluding adjustments with respect to such payments required to be made in conformity with GAAP for the purposes of accounting for graduated lease payments, calculated for the four (4) immediately preceding fiscal quarterly periods; provided, with respect to any acquisition of an Acquisition Target which results in the requirement to provide proforma financial information pursuant to Article 11 of Regulation S-X (Reg ss. 210.11.01, .02 and .03), Contractual Rent Expense of the Acquisition Target for each full fiscal quarter included in the applicable computation period prior to such Acquisition (including the fiscal quarter during which it was acquired) shall be included, provided further that Contractual Rent Expense of the Acquisition Target shall be adjusted for those applicable items of contractual expense that will increase or decrease subsequent to the date of Acquisition, such adjustments limited to those like adjustments included in the proforma financial statements provided in the Form 8-K filed with the Securities and Exchange Commission pursuant to Article 11 of Regulation S-X.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Debt" means (without duplication), for any Person:

                  (a) indebtedness of such Person for borrowed money (including obligations, contingent or otherwise, of such Person relative to the face amount of all letters of credit and letters of guaranty, whether drawn or undrawn, and banker's acceptances issued for the account of such Person);

                  (b) obligations of such Person evidenced by bonds, debentures, notes or similar instruments (but excluding sight drafts that evidence current account payables arising in the ordinary course of business which are not more than 90 days past due the original due date);

                  (c) obligations of such Person to pay the deferred purchase price of property or services (but excluding current accounts payable arising in the ordinary course of business which are not more than 90 days past due the original due date);

                  (d) indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on Property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (e) obligations of such Person as lessee under Leases that shall have been or should be, in accordance with generally accepted accounting principles, recorded as Capital Leases;

                  (f) obligations under surety, appeal or custom bonds;

                  (g) Contingent Liabilities of such Person; and

                  (h) obligations of such Person under or in connection with a Sale and Lease-Back Transaction or similar arrangements.

                  Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such Person is not liable therefor.

                  "Debtor Laws" shall mean all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, or similar laws, or general equitable principles from time to time in effect affecting the rights of creditors generally or providing for the relief of debtors.

                  "Default" shall mean (i) any of the events specified in
Section 11, whether or not there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act or (ii) any "Default" as defined in any Related Facility.

                  "Disqualified Capital Stock" means, with respect to any Person, that portion of any class or series of Capital Stock of such Person that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be, required to be redeemed or repurchased (including at the option of the holder), in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption sinking fund or similar payment due, in either case, on or prior to the Maturity Date.

                  "Dollar Equivalent Value" means, with respect to an amount of any Alternate Currency, an amount of Dollars into which the Agent determines that it could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of Alternate Currency, determined by using its applicable quoted spot rate on the date on which such equivalent is to be determined pursuant to the provisions of this Agreement. The equivalent in Dollars of each Letter of Credit and Loan made in an Alternate Currency shall be recalculated hereunder on each date that it shall be necessary to determine the portion of each Bank's Unused Commitment or any or all Loans or Letter of Credit Outstandings on such date, including without limitation on each Computation Date.

                  "Dollars" and "$" shall mean lawful currency of the United States of America.

                  "Domestic Lending Office" shall mean, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on Schedule I attached hereto and made a part hereof or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

                  "Drawing" shall have the meaning set forth in Section 2.6(b) hereof.

                  "EBITDA" means, for any period, as to the Borrower and the Restricted Subsidiaries, an amount equal to earnings before income taxes and adjustment for extraordinary items, plus (a) on a one time basis, transaction costs incurred in connection with the Moores Acquisition, not to exceed $8,000,000, plus (b) depreciation and amortization, plus (c) interest expense, plus (or minus) (d) other non-cash charges or income affecting net earnings (except for those related to extraordinary items), for the four (4) immediately preceding fiscal quarterly periods; provided, with respect to any acquisition of an Acquisition Target which results in the requirement to provide proforma financial information pursuant to Article 11 of Regulation S-X (Reg ss. 210.11.01, .02 and .03), EBITDA of the Acquisition Target for each full fiscal quarter included in the applicable computation period prior to such Acquisition (including the fiscal quarter during which it was acquired) shall be included, provided further that EBITDA of the Acquisition Target shall be adjusted for those items of income and expense that will increase or decrease subsequent to the date of Acquisition, such adjustments limited to those adjustments included in the proforma financial statements provided in the Form 8-K filed with the Securities and Exchange Commission pursuant to Article 11 of Regulation S-X.

                  "Eligible Assignee" means (i) a Bank; (ii) a Qualified Affiliate of a Bank; and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 13.10, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower and such approval to be deemed given by the Borrower if no objection is received by the assigning Bank and the Agent from the Borrower within ten (10) Business Days after notice of such proposed assignment has been provided by the assigning Bank to the Borrower; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "EMU" means Economic and Monetary Union as contemplated in the Treaty on European Union.

                  "EMU Currency" means German deutsche marks, Italian lira, and French francs.

                  "EMU Legislation" means legislative measures of the European Council (including without limitation European Council regulations) for the introduction of, changeover to or operation of the euro.

                  "Environmental Lien" means a Lien in favor of a Governmental Authority or other Person (a) for any liability under any Environmental Protection Statute or (b) for damages arising from or costs incurred by such Governmental Authority or other Person in response to a release or threatened release of Hazardous Materials into the environment.

                  "Environmental Protection Statute" means (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. Section 9601 et seq.), as amended from time to time, and any and all rules and regulations issued or promulgated thereunder ("CERCLA"); (b) the Resource Conservation and Recovery Act (as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C.A. Section 6901 et seq.), as amended from time to time, and any and all rules and regulations promulgated thereunder ("RCRA"); (c) the Clean Air Act, 42 U.S.C.A. Section 7401 et seq., as amended from time to time, and any and all rules and regulations promulgated thereunder; (d) the Clean Water Act of 1977, 33 U.S.C.A. Section 1251 et seq., as amended from time to time, and any and all rules and regulations promulgated thereunder; (e) the Toxic Substances Control Act, 15 U.S.C.A. Section 2601 et seq., as amended from time to time, and any and all rules and regulations promulgated thereunder; or
(f) any other federal or state or provincial law, statute, rule or regulation enacted in connection with or relating to the protection or regulation of the environment (including, without limitation, those laws, statutes, rules and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing or transporting of Hazardous Materials) and any rules and regulations issued or promulgated in connection with any of the foregoing by any Governmental Authority, and "Environmental Protection Statutes" means, collectively, each of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means any subsidiary or trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of Section 414 of the Code and the rules and regulations thereunder.

                  "ERISA Event" means any of the following events: (a) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provisions for the thirty (30)-day notice to the PBGC under such regulations), (b) the withdrawal of the Borrower from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the incurrence of liability by the Borrower under Section 4064 of ERISA, (c) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under
Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                  "euro" means the single currency of Participating Member States of the European Community.

                  "Eurodollar Lending Office" shall mean, with respect to each Bank, the office specified as such Bank's "Eurodollar Lending Office" opposite its name on Schedule 1 attached hereto and made a part hereof (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

                  "Eurodollar Loans" means Loans that bear interest at rates based upon the Adjusted Eurodollar Rate plus the Applicable Margin. Subject to the terms and conditions hereof, Eurodollar Loans may be denominated in Dollars or any Alternate Currency.

                  "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, (a) in the case of Dollars, the rate for deposits in Dollars in the approximate amount of the requested borrowing, conversion or continuation and for a period comparable to the relevant Interest Period which appears on Telerate Page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or if for any reason such rate is not available, the rate per annum appearing on Reuters Screen LIBO Page as of such date and time (provided, however if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%)), (b) in the case of British pounds sterling, the rate for deposits in British pounds sterling in the approximate amount of the requested borrowing, conversion or continuation and for a period comparable to the relevant Interest Period which appears on Telerate Page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period (or, if for any reason such rate is not available, any replacement page thereof or other applicable display page designated by Telerate) and (c) in the case of Canadian dollars, the rate for deposits in Canadian dollars in the approximate amount of the requested borrowing, conversion or continuation and for a period comparable to the relevant Interest Period which appears on Telerate Page 3740 as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period (or, if for any reason such rate is not available, any replacement page thereof or other applicable display page designated by Telerate); provided, however, that if Agent determines that the relevant foregoing source is unavailable for any Interest Period, Eurodollar Rate means the rate of interest determined by Agent to be the average (rounded upward, if necessary, to the nearest 1/10,000th of 1%) of the rates per annum at which deposits in the relevant currency in immediately available funds are offered to the Agent two (2) Business Days preceding the first day of the relevant Interest Period by prime banks in the London interbank eurocurrency market as of 11:00 a.m. London time for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the relevant Loan.

                  "European Community" means those European countries that are signatories to the Treaty on European Union.

                  "Event of Default" shall mean any of the events specified in
Section 11, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

                  "Exchangeable Shares" shall have the meaning set forth in the Combination Agreement.

                  "Existing Credit Agreement" shall have the meaning set forth in the preamble hereto.

                  "Existing Letters of Credit" shall mean the Letters of Credit identified on Schedule 2.3 hereto.

                  "Expiration Date" shall mean the last day of an Interest
Period.

                  "Fair Market Value" shall mean (i) with respect to any asset (other than cash) the price at which a willing buyer would buy and a willing seller would sell, such asset in an arms' length transaction, and (ii) with respect to cash, the amount of such cash.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such, day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

                  "Fiscal Year" means the Borrower's fifty-two (52) or fifty-three (53) week fiscal year, which ends on the Saturday nearest January 31 in each calendar year; by way of example, references to "Fiscal 1998" shall mean the fiscal year ended January 30, 1999.

                  "Fixed Charge Ratio" means, for any period as to the Borrower and the Restricted Subsidiaries, the ratio of (i) EBITDA plus Contractual Rent Expense minus capital expenditures (excluding Acquisitions) to (ii) Fixed Charges. For purposes of this definition, capital expenditures shall be calculated for the four immediately preceding fiscal quarterly periods.

                  "Fixed Charges" means, for any period as to the Borrower and the Restricted Subsidiaries, and without duplication, an amount equal to the sum of (a) cash interest expense plus (b) Contractual Rent Expense plus (c) scheduled payments on Capital Leases plus (d) scheduled principal payments in respect of any Debt (excluding Lease payments relating to Sale and Lease-Back Transactions covered by clause (b) or (c) of this definition and excluding scheduled principal payments on the Obligations and on Debt under that certain Revolving Credit Agreement of even date among the Borrower, Moores Retail Group Inc., Bank of America Canada and the other parties thereto, as amended from time to time) plus (e) cash dividends by the Borrower; calculated for the four (4) immediately preceding fiscal quarterly periods.

                  "Future Plan" has the meaning specified in Section 9.1(h) hereof.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Governmental Approval" means any authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to, any Governmental Authority.

                  "Governmental Authority" means any national, state, provincial, county, municipal or other government, domestic or foreign, any agency, board, bureau, commission, court, department or other instrumentality of any such government, or any arbitrator.

                  "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, franchise, permit, certificate, license, award, authorization or other direction, guideline, or requirement of any Governmental Authority, including, without limitation, any requirement under common law.

                  "Guaranty" has the meaning set forth in Section 9.7.

                  "Guarantor" means each Restricted Subsidiary which shall execute and deliver a Guaranty (or any guaranty supplement) pursuant to Section 9.7.

                  "Hazardous Materials" means (a) any "hazardous waste" as defined by RCRA; (b) any "hazardous substance" as defined by CERCLA; (c) asbestos; (d) polychlorinated biphenyls; (e) any substance the presence of which on any of the Borrower's or any Subsidiary's Properties is prohibited by any Governmental Authority; (f) petroleum, including crude oil and any fraction thereof, natural gas liquids, liquefied natural gas and synthetic gas useable for fuel (or mixtures of natural gas and such synthetic gas); (g) drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal energy; and
(h) any other substance which, pursuant to any Governmental Requirement, requires special handling in its collection, storage, treatment or disposal.

                  "Highest Lawful Rate" shall mean, with respect to each Bank, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received with respect to the Notes or on other amounts, if any, due to such Bank pursuant to this Agreement or any other Loan Document, under laws applicable to such Bank which are presently in effect, or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. To the extent required by applicable law in determining the Highest Lawful Rate with respect to any Bank as of any date, there shall be taken into account the aggregate amount of all payments and charges theretofore charged, reserved or received by such Bank hereunder or under the other Loan Documents which constitute or are deemed to constitute interest under applicable law.

                  "Intercompany Credit Agreements" shall mean, collectively, (i) that certain Credit Agreement dated as of February 10, 1999, between Golden Moores Finance Company and Moores Retail Group Inc. and the term note in the amount of C$75,000,000 issued thereunder, (ii) the term notes dated as of February 10, 1999 issued by Golden Brand Clothing (Canada) Ltd. and Moores The Suit People Inc. to Moores Retail Group Inc. in the respective amounts of C$50,000,000 and C$25,000,000, and (iii) the revolving notes dated as of February 10, 1999 issued by Golden Brand Clothing (Canada) Ltd. and Moores The Suit People Inc., respectively, to Moores Retail Group Inc., in the maximum aggregate principal amount of C$30,000,000; as each may be amended, modified or supplemented from time to time in accordance with the terms of the Canadian Term Loan Facility.

                  "Interest Payment Date" shall mean (a) as to any Base Rate Loan, the last day of each fiscal quarter, beginning with May 1, 1999 (or if any such date is not a Business Day, then the next preceding Business Day); (b) as to any Eurodollar Loan in which the Interest Period with respect thereto is not greater than three (3) months, the date on which such Interest Period ends; (c) as to any Eurodollar Loan in which the Interest Period with respect thereto is greater than three (3) months, the date on which the third month of such Interest Period ends, and the date on which each such Interest Period ends; and
(d) as to all Loans, at maturity.

                  "Interest Period" shall mean the period of time for which the Eurodollar Rate shall be in effect as to any Eurodollar Loan which shall be a 1, 2, 3 or 6 month period of time, commencing with the Borrowing Date or the Expiration Date of the immediately preceding Interest Period, as the case may be, applicable to and ending on the effective date of any rate change or rate continuation made as provided in Section 3.1(a) as the Borrower may specify in the Notice of Borrowing or the Notice of Rate Change/Continuation, subject, however, to the early termination provisions of Article III relating to any Eurodollar Loan; provided, however, that: (i) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) the duration of any Interest Period which commences before any principal repayment installment date and otherwise ends after such date shall end on such date, and (iii) no Interest Period shall extend beyond the Maturity Date.

                  "Inventory" means the "inventory" (as that term is defined by and within the meaning of GAAP) of the Borrower and any Restricted Subsidiary including, without limitation, merchandise in transit and piece goods in the possession of manufacturers.

                  "Investment" of any Person means any investment so classified under GAAP, and, whether or not so classified, includes (a) any direct or indirect loan or advance made by it to any other Person, whether by means of stock purchase, loan, advance or otherwise, (b) any capital contribution to any other Person, and (c) any ownership or similar interest in any other Person.

                  "Irrevocable Conversion Rate" with respect to any EMU Currency, means the rate adopted and irrevocably fixed by the European Council (in accordance with Article 1091(4) of the Treaty on European Union) on December 31, 1998 as the official exchange rate at which National Currency Units of such EMU Currency shall be converted into euro, and euro shall be converted into National Currency Units of such EMU Currency.

                  "Issuing Bank" shall mean NationsBank or any Affiliate thereof, in its capacity as an issuer of Letters of Credit hereunder.

                  "Law" means any federal, state, provincial or local law, statute, ordinance, code, rule, regulation, license, permit, authorization, decision, order, injunction or decree, domestic or foreign.

                  "Lease" means, as to any Person, any operating lease other than a Capital Lease of any Property (whether real, personal or mixed) by that Person as a lessee, together with all renewals, extensions and options thereon.

                  "Letter of Credit" shall have the meaning specified in
Section 2.3(a).

                  "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the amount of all Unpaid Drawings in respect of all Letters of Credit.

                  "Letter of Credit Request" shall have the meaning specified in Section 2.4(a).

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan" or "Loans" shall mean a Loan or Loans, respectively, as the case may be, from the Banks to the Borrower made under this Agreement.

                  "Loan Documents" shall mean this Agreement, the Notes, the Letters of Credit, the Applications, the Guarantees, the Pledge Agreement and all instruments, certificates and agreements now or hereafter executed or delivered to the Agent, the Issuing Bank, or any Bank pursuant to any of the foregoing and the transactions connected therewith, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

                  "Majority Banks" shall mean at any time Banks holding at least 66 2/3% of the aggregate unpaid principal amounts outstanding under the Notes held by the Banks, or, if no such amounts are outstanding, Banks having at least 66 2/3% of the Commitments.

                  "Margin Stock" shall have the meaning assigned to such term in Regulation U.

                  "Material Adverse Effect" means any material adverse effect on
(a) the financial condition, business, properties or operations of the Borrower and its Restricted Subsidiaries, taken as a whole or (b) the ability of the Borrower or any Restricted Subsidiary to perform its respective obligations under this Agreement, any Note or any other Loan Document to which it is a party on a timely basis.

                  "Maturity Date" shall mean February 5, 2004.

                  "Moores Acquisition" means the consummation of the transactions contemplated by the Combination Agreement, including without limitation the acquisition by the Borrower (directly or indirectly) of all the outstanding Capital Stock (excluding the Exchangeable Shares) of Moores Retail Group Inc.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing or has made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one entity other than the Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "NationsBank" shall have the meaning set forth in the preamble hereto.

                  "National Currency Unit" means a fraction or multiple of one euro expressed in units of an EMU Currency.

                  "Negative Adjustment Amount" means, as of each Adjustment Date, the amount of interest due and payable under the Canadian Term Loan Facility.

                  "Non-Guaranteeing Restricted Subsidiary" shall have the meaning set forth in Section 9.7.

                  "Note" or "Notes" shall have the meaning set forth in Section 2.1(c) hereof.

                  "Notice of Borrowing" shall have the meaning set forth in
Section 2.2(a) hereof.

                  "Notice of Rate Change/Continuation" shall have the meaning set forth in Section 3.1(a)(ii).

                  "Obligations" means all of the obligations of the Borrower and each Subsidiary now or hereafter existing under the Loan Documents, whether for principal, Unpaid Drawings, interest, fees, expenses, indemnification or otherwise.

                  "Officer's Certificate" shall mean a certificate signed in the name of the Borrower by a Responsible Officer.

                  "Other Taxes" shall have the meaning set forth in Section 4.6(b).

                  "Overnight Rate" means, as to any Alternate Currency, for any day, the rate of interest per annum at which overnight deposits in such Alternate Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by the Agent to major banks in the applicable offshore interbank market.

                  "Participating Member State" means each country so described in any EMU Legislation.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "PBGC Plan" means any Plan subject to Title IV of ERISA or
Section 412 of the Code.

                  "Percentage Usage" shall mean, as of any date, the quotient (expressed as a percentage) obtained by dividing the balance of all Loans and Letter of Credit Outstandings at the close of business on such date by the Commitments at the close of business on such date (based on the Dollar Equivalent Value thereof).

                  "Permitted Debt" shall have the meaning set forth in Section
10.2 hereof.

                  "Permitted Liens" means:

                  (a) Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity or amount of which is contested in good faith by appropriate proceedings; provided however, that any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of the Borrower or any Subsidiary by reason of such Lien has not matured, or has been and continues to be effectively enjoined or stayed;

                  (b) nonconsensual Liens imposed by operation of law, including, without limitation, landlord Liens (including consensual landlord Liens) for rent not yet due and payable, and Liens for materialmen, mechanics, warehousemen, carriers, employees, workmen, repairmen, current wages or accounts payable not yet delinquent and arising in the ordinary course of business; provided, however, that any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of the Borrower or any Subsidiary by reason of such Lien has not matured, or has been, and continues to be, effectively enjoined or stayed;

                  (c) easements, rights-of-way, restrictions and other similar Liens or imperfections to title which do not materially interfere with the occupation, use and enjoyment by the Borrower or any Subsidiary of the Property encumbered thereby or materially impair the value of such Property subject thereto;

                  (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance or payment bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

                  (e) Liens arising out of or in connection with any litigation or other legal proceeding which is being contested in good faith by appropriate proceedings; provided however, that any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of the Borrower or any Subsidiary by reason of such Lien has not matured or has been, and continues to be, effectively enjoined or stayed; and

                  (f) UCC protective filings with respect to personal property leased to the Borrower or any Subsidiary.

                  "Person" shall mean an individual, partnership, joint venture, corporation, joint stock company, bank, trust, unincorporated organization and/or a government or any department or agency thereof.

                  "Plan" means any employee benefit plan within the meaning of
Section 3(3) of ERISA, other than a Multiemployer Plan, maintained by the Borrower or any ERISA Affiliate.

                  "Pledge Agreement" means that certain Pledge and Security Agreement to be executed and delivered by the Pledgors, pursuant to Section 9.7 hereof, as amended from time to time.

                  "Pledgors" means Golden Moores Company and Golden Moores Finance Company.

                  "Positive Adjustment Amount" means, as of each Adjustment Date, the amount of interest which would have been due as of such date under the Canadian Term Loan Facility if the Applicable Margin thereunder were calculated on the same basis as the Applicable Margin for Eurodollar Loans set forth herein.

                  "Preferred Stock" means any class or series of Capital Stock of a Person which is entitled to a preference or priority over any other class or series of Capital Stock of such Person with respect to any distribution of such Person's assets, whether with respect to dividends, or upon liquidation or dissolution, or both.

                  "Property" or Properties" shall mean any interest or right in any kind of property or assets, whether real, personal, or mixed, owned or leased, tangible or intangible, and whether now held or hereafter acquired.

                  "Pro Rata Percentage" shall mean with respect to any Bank, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Bank's Commitment and the denominator of which shall be the aggregate amount of all the Commitments of the Banks, as adjusted from time to time in accordance with Section 4.7.

                  "Qualified Affiliate" means, as to any Bank, any Affiliate that is wholly-owned direct or indirect subsidiary of such Bank or of any Person that wholly owns, directly or indirectly, such Bank, subject to the following additional conditions:

                           (a) any right of such Bank assignor and such assignee
                  to vote as a Bank, or any other direct claims or rights against any other Persons, shall be uniformly exercised or pursued in the manner that such Bank assignor would have so exercised such vote, claim or right if it had not made such assignment or transfer;

                           (b) such assignee shall not be entitled to (i)
                  payment under Sections 2.8, 3.3 or 4.6 of amounts in excess of those payable to such Bank assignor under such section (determined without regard to such assignment or transfer) or
                  (ii) give notice under Section 3.2(b) or 3.2(c), other than when such Bank assignor could have done so under such section (determined without regard to such assignment or transfer); and

                           (c) such assignee may become primarily liable for
                  such Commitment, but such assignment or transfer shall not relieve or release the assignor Bank from such Commitment.

                  "Register" shall have the meaning set forth in Section
13.10(b).

                  "Related Facilities" means, collectively, (i) the Canadian Term Loan Facility and (ii) that certain Revolving Credit Agreement dated as of February 10, 1999 among the Borrower, Moores Retail Group Inc., Bank of America Canada and the other parties thereto, as each may be amended from time to time.

                  "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

                  "Responsible Officer" means the Chairman of the Board, President, Vice President-Finance or the Treasurer of the Borrower.

                  "Restricted Investments" shall have the meaning set forth in
Section 10.5.

                  "Restricted Payments" shall have the meaning set forth in
Section 10.3.

                  "Restricted Subsidiary" shall mean the Subsidiaries designated as Restricted Subsidiaries on Schedule 7.17 attached hereto, together with any Subsidiary hereafter created or acquired and, at the time of creation or acquisition, not designated by the Board of Directors of the Borrower as an Unrestricted Subsidiary. Any Subsidiary designated as an Unrestricted Subsidiary for purposes of this Agreement may thereafter be designated as a Restricted Subsidiary (upon approval by the Board of Directors of the Borrower) upon 30 days' prior written notice to the Agent if, at the time of such designation and after giving effect thereto and after giving effect to the concurrent retirement of any Debt, (i) no Event of Default or Default shall have occurred and be continuing, (ii) such Subsidiary is organized under the laws of Canada, the United Kingdom or the United States or any state thereof, (iii) (except for directors' qualifying shares and the Exchangeable Shares) 100% of each class of voting stock or other equity interests outstanding of such Subsidiary is owned by the Borrower or a wholly-owned Restricted Subsidiary and (iv) the Borrower and such

Subsidiary shall have complied with Section 9.7. Except for director's qualifying shares and the Exchangeable Shares, each Restricted Subsidiary shall be directly or indirectly wholly-owned by the Borrower. Any designation that fails to comply with the terms of this definition shall be null and void and of no effect whatsoever.

                  "Sale and Lease-Back Transaction" of any Person means any arrangement entered into by such Person or any Subsidiary of such Person, directly or indirectly, whereby such Person or any Subsidiary of such Person shall sell or transfer any property, whether now owned or hereafter acquired, and whereby such Person or any Subsidiary of such Person shall then or thereafter rent or lease as lessee such property or any part thereof or other property which such Person or any Subsidiary of such Person intends to use for substantially the same purpose or purposes as the property sold or transferred.

                  "Securities Act" shall have the meaning set forth in Section 13.1.

                  "Similar Businesses" shall have the meaning set forth in
Section 7.18.

                  "Stated Amount" shall mean, as to each Letter of Credit, at any time, the maximum amount then available to be drawn thereunder (without regard to whether any conditions to drawing could then be met).

                  "Subscription Agreement" means that certain Subscription Agreement dated as of February 10, 1999 between Moores Retail Group Inc. and Golden Moores Finance Company, as amended, modified or supplemented from time to time in accordance with the terms of the Canadian Term Loan Facility.

                  "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "TARGET" means the Trans-European Automated Real-time Gross settlement Express Transfer system.

                  "TARGET Business Day" means a day when TARGET is scheduled to be open for business.

                  "Taxes" shall have the meaning set forth in Section 4.6(a).

                  "Total Funded Debt" means, at any time as to the Borrower and the Restricted Subsidiaries, and without duplication, an amount equal to the sum of (a) the aggregate principal amount of all Loans outstanding on such date plus
(b) the aggregate principal amount of drawings under Letters of Credit issued hereunder and under the Related Facilities which have not then been reimbursed pursuant to Section 2.6 hereof and thereof plus (c) the aggregate principal amount of all other outstanding Debt of the Borrower and the Restricted Subsidiaries of the type described in clauses (a)-(e) of the definition of "Debt" (excluding any undrawn amounts under outstanding letters of credit).

                  "Transition Period" means the period established by EMU Legislation, beginning on January 1, 1999 and ending on the Transition Period Cutoff Date, during which sums of money in the Participating Member States may be denominated in either euro or National Currency Units.

                  "Transition Period Cutoff Date" shall mean December 31, 2001, or such other date as may be established by EMU Legislation.

                  "Treaty on European Union" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 1, 1992 and came into force on November 1, 1993), as amended from time to time.

                  "Type" shall mean, with respect to any Loan, any Base Rate Loan, any Canadian Prime Rate Loan, any Sterling Prime Rate Loan or any Eurodollar Loan.

                  "Unpaid Drawing" shall have the meaning specified in Section 2.6(a).

                  "Unrestricted Subsidiary" shall mean each Subsidiary designated as an Unrestricted Subsidiary on Schedule 7.17 attached hereto, together with any Subsidiary which is hereafter designated by the Board of Directors of the Borrower as an Unrestricted Subsidiary, and in each case and without further action or qualification, any Subsidiary of such Subsidiary so designated as an Unrestricted Subsidiary. Any Subsidiary may be designated an Unrestricted Subsidiary (upon approval by the Board of Directors of the Borrower) upon 30 days' prior written notice to the Agent if, at the time of such designation and after giving effect thereto and after giving effect to the concurrent retirement of any Debt, (i) no Event of Default or Default shall have occurred and be continuing, (ii) such Subsidiary does not own, directly or indirectly, any Debt or capital stock of, or other equity interest in, the Borrower or a Restricted Subsidiary, (iii) such Subsidiary does not own or hold any Lien on any property of the Borrower or any Restricted Subsidiary and (iv) such Subsidiary is not liable, directly or indirectly, with respect to any Debt other than Unrestricted Subsidiary Indebtedness.

                  "Unrestricted Subsidiary Indebtedness" of any Person means Debt of such Person (a) as to which neither the Borrower nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Borrower's or such Restricted Subsidiary's being the primary obligor, or guarantor of, or otherwise contractually liable in any respect on, such Debt), (b) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Debt of the Borrower or any Restricted Subsidiary to declare, a default on such Debt of the Borrower or any Restricted Subsidiary and (c) which is not secured by any assets of the Borrower or of any Restricted Subsidiary.

                  "Unused Commitment" shall mean, as to each Bank, an amount equal to such Bank's Commitment minus such Bank's Pro Rata Percentage of outstanding Loans and Letter of Credit Outstandings at such time.

         2.       THE LOANS AND LETTERS OF CREDIT.

                  2.1.     LOANS.

                  (a) Upon the terms and conditions and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Loans to the Borrower denominated in Dollars or Alternate Currencies, from time to time on any one or more Business Days during the period from the Closing Date to the Maturity Date, up to an aggregate Dollar Equivalent Value of the principal amount of Loans not exceeding at any one time outstanding the amount set opposite such Bank's name on the signature pages hereof as such Bank's Commitment (such amount, as it may be reduced from time to time pursuant to Section 4.7 and Section 13.10 being such Bank's "Commitment"); provided, however, that after giving effect to any Loan, in no event shall the Dollar Equivalent Value of the outstanding amount of all Loans of all Banks made hereunder to the Borrower plus the Dollar Equivalent Value of the Letter of Credit Outstandings at such time exceed the Commitments of all the Banks. Within such limits and during such period and subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow hereunder.

                  (b) The Borrower understands and agrees that the Existing Credit Agreement shall terminate, without necessity of further act of the parties, upon execution of this Agreement by the Borrower. The Borrower confirms and acknowledges its obligations to pay on the Closing Date all amounts outstanding under the Existing Credit Agreement, and the Borrower covenants and each other party hereto acknowledges and agrees that proceeds of the initial borrowings under this Agreement shall be used to pay all principal and accrued interest (if any) and all other amounts outstanding under the Existing Credit Agreement.

                  (c) The Borrower shall execute and deliver to the Agent for each Bank to evidence the Loans made by each Bank, a promissory note (each, as the same may be amended, modified or extended from time to time, a "Note"), which shall be (i) dated the Closing Date; (ii) in the principal amount of such Bank's Commitment; and (iii) in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled. The outstanding principal balance of each Note shall be payable on the Maturity Date. Each Note shall bear interest on the unpaid principal amount thereof from time to time outstanding at the rate per annum determined as specified in Section 3, payable on each Interest Payment Date and at maturity, commencing with the first Interest Payment Date following the date of such Note.

                  (d) In the case of a proposed borrowing comprised of Eurodollar Loans, the Agent shall promptly notify each Bank of the applicable interest rate under Section 3.1. In the case of all borrowings, each Bank shall, before 12:00 Noon (Dallas time) on the Borrowing Date, make available for the account of its Applicable Lending Office to the Agent at the Agent's Domestic Lending Office, in immediately available funds, and in the requested currency, its Pro Rata Percentage of such borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 8, on the Borrowing Date the Agent shall make the borrowing available to the Borrower at its Domestic Lending Office in immediately available funds and in the requested currency. Each Bank may, at its option, post on a schedule attached to its Note (x) the date and principal amount of each Loan made under such Note; (y) the rate of interest each such Loan will bear; and (z) each payment of principal thereon; provided, however, that any failure of such Bank to so mark such Note shall not affect the Borrower's obligations thereunder; and provided further that such Bank's records as to such matters shall be controlling, absent manifest error, whether or not such Bank has so marked such Note. Any deposit to the Borrower's demand deposit account by the Agent pursuant to a request (whether written or oral) believed by the Agent to be an authorized request by the Borrower for a Loan hereunder shall be deemed to be a Loan hereunder for all purposes with the same effect as if the Borrower had in fact requested the Agent to make such Loan.

                  2.2. BORROWING PROCEDURE.

                  (a) Each borrowing by the Borrower hereunder shall be (i) in the case of any Eurodollar Loan, in an aggregate amount of not less than the Dollar Equivalent Value of $3,000,000 or an integral multiple of the Dollar Equivalent Value of $1,000,000 in excess thereof; or (ii) in the case of any Base Rate Loan, in an aggregate amount of not less than $1,000,000 or an integral multiple of $500,000 in excess thereof. Each Loan shall be made upon prior written notice from the Borrower to the Agent in the form of Exhibit B hereto (the "Notice of Borrowing") delivered to the Agent not later than 10:00 (Dallas time) at least (i) four Business Days prior to the requested Borrowing Date in the case of Alternate Currency Loans, (ii) three Business Day prior to the Borrowing Date, if such borrowing consists of Eurodollar Loans denominated in Dollars; and (iii) on the requested Borrowing Date, if such borrowing consists of Base Rate Loans denominated in Dollars. Each Notice of Borrowing shall be irrevocable and shall specify (i) the amount of the proposed borrowing in Dollars or Alternate Currencies, as the case may be, and of each Loan comprising a part thereof; (ii) the Borrowing Date; (iii) the Type of Loan requested; (iv) with respect to any Eurodollar Loan, the Interest Period with respect to each such Loan and the Expiration Date of each such Interest Period (provided, that there shall not be more than seven (7) Interest Periods in effect at any one time under this Agreement); and (v) the demand deposit account of the Borrower at the Agent's Domestic Lending Office with which the proceeds of the borrowing are to be deposited. Promptly upon its receipt of a Notice of Borrowing, the Agent shall deliver by telefacsimile a copy thereof to each Bank. The Borrower may give the Agent telephonic notice by the required time of any proposed borrowing under this Section 2.2(a); provided, that such telephonic notice shall be promptly confirmed in writing by delivery to the Agent of a Notice of Borrowing. Neither the Agent nor any Bank shall incur any liability to the Borrower in acting upon any telephonic notice referred to above which the Agent believes in good faith to have been given by the Borrower or for otherwise acting in good faith under this Section 2.2(a).

                  (b) Unless the Agent shall have received notice from a Bank (which must be received, except in the case of Base Rate Loans, at least one Business Day prior to the date of any borrowing) that such Bank will not make available to the Agent such Bank's Pro Rata Percentage of such borrowing as and when required hereunder, the Agent may assume that such Bank has made such portion available to the Agent on the date of such borrowing in accordance with
Section 2.1(c), and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. The Agent shall give notice to the Borrower of any notice the Agent receives under this Section 2.2(b), provided that the Agent shall not be liable for the failure to give such notice. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate or, in the case of any borrowing consisting of Alternate Currency Loans, the Overnight Rate, for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (b) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the borrowing date, the Agent will notify the Borrower by the next succeeding Business Day of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such borrowing.

                  (c) The failure of any Bank to make the Loan to be made by it as part of any borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan on the date of such borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any borrowing.

                  (d) The Dollar Equivalent Value of any borrowing of Alternate Currency Loans will be determined by the Agent for such borrowing on the Computation Date therefor in accordance with Section 3.2(a).

                  2.3. LETTERS OF CREDIT.

                  (a) Subject to and upon the terms and conditions herein set forth, including, without limitation, the applicable terms and conditions set forth in Section 8 hereof, the Issuing Bank agrees that it will, at any time and from time to time on or after the Closing Date following its receipt of a Letter of Credit Request, issue for the account of the Borrower, in the name of the Borrower or any Restricted Subsidiary, one or more irrevocable standby or commercial letters of credit (all such letters of credit collectively, the "Letters of Credit"); provided, that the Issuing Bank shall not issue any Letter of Credit if at the time of such issuance:

                  (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit or any requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally; or

                  (ii) the Stated Amount of such Letter of Credit (in the case of Letters of Credit denominated in Alternate Currencies, calculated, as of the date of such issuance, by reference to the Dollar Equivalent Value of such Stated Amount) shall be greater than an amount which when added to the Letter of Credit Outstandings at such time (in the case of Letters of Credit denominated in Alternate Currencies, calculated, as of the date of such issuance, by reference to the Dollar Equivalent Value of such Letter of Credit Outstandings) and the aggregate principal amount of all Loans then outstanding and, in the case of Alternate Currency Loans outstanding, calculated, as of the date of such issuance, by reference to the Dollar Equivalent Value of such Alternate Currency Loans (after giving effect to the principal amount of all Loans repaid and all Unpaid Drawings reimbursed prior to or concurrently with the issuance of such Letter of Credit) would exceed the Commitments of all the Banks (after giving effect to any reductions to the Commitments of all the Banks on such date); or

                  (iii) the Stated Amount of such Letter of Credit (in the case of Letters of Credit denominated in Alternate Currencies, calculated, as of the date of such issuance, by reference to the Dollar Equivalent Value of such Stated Amount) shall be greater than an amount which when added to the Letter of Credit Outstandings at such time (in the case of Letter of Credit Outstandings denominated in Alternate Currencies, calculated, as of the date of such issuance, by reference to the Dollar Equivalent Value of such Letter of Credit Outstandings) (after giving effect to the principal amount of all Unpaid Drawings reimbursed prior to or concurrently with the issuance of such Letter of Credit) would exceed $25,000,000; or

                  (iv) the expiry date, or, in the case of any Letter of Credit containing an expiry date that is extendible at the option of the Issuing Bank, the initial expiry date of such Letter of Credit, is a date that is later than the earlier of (y) twelve (12) months from the issuance date or (z) the Maturity Date.

                  (b) The Issuing Bank shall neither renew nor permit the renewal of any Letter of Credit if any of the conditions precedent to such renewal set forth in Section 8 are not satisfied. The Existing Letters of Credit shall be deemed to have been issued hereunder. No Letter of Credit may be issued, or remain outstanding, for the benefit of an Unrestricted Subsidiary.

                  2.4. LETTER OF CREDIT REQUESTS.

                  (a) Whenever the Borrower desires that a Letter of Credit be issued for its account or that an existing expiry date shall be extended, it shall deliver to the Agent its prior written request therefor not later than 11:30 a.m. (Dallas time) (i) in the case of a Letter of Credit to be issued, on at least the second (2nd) Business Day prior to the requested issuance date and
(ii) in the case of the extension of the existing expiry date of any Letter of Credit, on at least the second (2nd) Business Day prior to the date on which the Issuing Bank must notify the beneficiary thereof that the Issuing Bank does not intend to extend such existing expiry date. Each such request shall be in the form of Exhibit C attached hereto (each a "Letter of Credit Request") and, in the case of the issuance of any Letter of Credit, shall be accompanied by an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank or any Bank (through the Agent) may reasonably request. Subject to
Section 2.9, each Letter of Credit shall, at the Borrower's option, be denominated in Dollars or an Alternate Currency, shall expire no later than the date specified in Section 2.3, shall not be in an amount greater than is permitted under Section 2.3(a) and shall be in such form as may be approved from time to time by the Issuing Bank and the Borrower. Promptly upon its receipt of a Letter of Credit Request, and, if applicable, the related Application, the Agent shall so notify the other Banks. It is agreed that an Application may be delivered by electronic transfer.

                  (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, this Agreement. Unless the Issuing Bank has received notice from the Agent or any Bank (with a copy thereof to be simultaneously sent to the Borrower) before it issues the respective Letter of Credit or extends the existing expiry date of a Letter of Credit that one or more of the applicable conditions specified in Section 8 are not then satisfied, or that the issuance of such Letter of Credit would violate this Agreement, then the Issuing Bank may issue the requested Letter of Credit for the account of the Borrower in accordance with this Agreement and the Issuing Bank's usual and customary practices; provided, however, that the Issuing Bank shall not be required to issue any Letter of Credit earlier than two (2) Business Days after its receipt of the Letter of Credit Request and the related Application therefor and all other certificates, documents and other papers and information relating thereto. Upon its issuance of any Letter of Credit or the extension of the existing expiry date of any Letter of Credit, as the case may be, the Issuing Bank shall promptly notify the Borrower of such issuance or extension, which notice shall be accompanied by a copy of the Letter of Credit actually issued or a copy of any amendment extending the existing expiry date of any Letter of Credit, as the case may be. Promptly upon its receipt of such documents, the Agent shall notify each Bank of the issuance of such Letter of Credit or the extension of such expiry date, as the case may be, and upon the request of any Bank shall deliver copies of such documents to such Bank.

                  2.5. LETTERS OF CREDIT PARTICIPATIONS.

                  (a) Immediately upon the issuance by the Issuing Bank of each Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Bank, and each Bank shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Pro Rata Percentage, in each such Letter of Credit (including extensions of the expiry date thereof), each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement and the other Loan Documents with respect thereto, and any security therefor or guaranty pertaining thereto.

                  (b) In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation relative to the Agent or the Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct shall not create for the Issuing Bank any resulting liability to the Agent or any Bank. It is the intent of the parties hereto that the Issuing Bank shall have no liability to the Agent or the Banks for its ordinary sole or contributing negligence.

                  (c) In the event that the Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Issuing Bank pursuant to Section 2.6(a), the Agent shall promptly notify each Bank of such failure, and each Bank shall promptly and unconditionally pay to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Percentage of such unreimbursed payment in Dollars (in the case of Letters of Credit denominated in Alternate Currencies, calculated, as of the date of such payment, by reference to the Dollar Equivalent Value of such Letter of Credit) and in same day funds. If the Agent so notifies, prior to 11:30 a.m. (Dallas time) on any Business Day, any Bank required to fund a payment under a Letter of Credit, such Bank shall make available to the Agent for the account of the Issuing Bank such Bank's Pro Rata Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Bank shall not have so made its Pro Rata Percentage of the amount of such payment available to the Agent for the account of the Issuing Bank, such Bank agrees to pay to the Agent for the account of the Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of the Issuing Bank at the Federal Funds Rate (or, in the case of Letters of Credit denominated in Alternate Currencies, the Overnight
Rate). The failure of any Bank to make available to the Agent for the account of any Issuing Bank its Pro Rata Percentage of any payment under any Letter of Credit shall not relieve any other Bank of its obligation hereunder to make available to the Agent for the account of the Issuing Bank its Pro Rata Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Bank shall be responsible for the failure of any other Bank to make available to the Agent for the account of such Issuing Bank such other Bank's Pro Rata Percentage of any such payment.

                  (d) Whenever the Issuing Bank receives a payment of a reimbursement obligation as to which the Agent has received for the account of the Issuing Bank any payments from the Banks pursuant to clause (c) above, the Issuing Bank shall pay to the Agent, and the Agent shall promptly pay to each Bank which has paid its Pro Rata Percentage thereof, in Dollars and in same day funds, an amount equal to such Bank's Pro Rata Percentage thereof.

                  (e) The obligations of the Banks to make payments to the Agent for the account of the Issuing Bank with respect to Letters of Credit shall be absolute and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                  (ii) the existence of any claim, setoff, defense or other right which the Borrower or any other Person may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank, any Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any other Person and the beneficiary named in any such Letter of Credit);

                  (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                  (v)  the occurrence of any Default or Event of Default; or

                  (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Bank (other than the gross negligence or willful misconduct of the Issuing Bank).

                  (f) THE BANKS AGREE TO INDEMNIFY THE ISSUING BANK (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), RATABLY ACCORDING TO THE RESPECTIVE PRO RATA PERCENTAGES, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ISSUING BANK IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY LETTER OF CREDIT OR ANY ACTION TAKEN OR OMITTED BY THE ISSUING BANK UNDER THIS AGREEMENT OR ANY LETTER OF CREDIT; PROVIDED, THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE ISSUING BANK'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                  2.6. AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS.

                  (a) Upon the receipt by the Issuing Bank of any Drawing from a beneficiary under a Letter of Credit, the Issuing Bank promptly will provide the Borrower with telecopy notice thereof. The Borrower hereby agrees to reimburse the Issuing Bank by making payment to the Agent in immediately available funds in Dollars or the Alternate Currency, as the case may be, in which such Letter of Credit was denominated, at the account of the Agent located in New York City, New York, identified to the Borrower, for any payment made by the Issuing Bank under any Letter of Credit issued by it (each such amount so paid until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date of, such payment, with interest on the amount so paid by the Issuing Bank, to the extent not reimbursed prior to 2:00 p.m. (Dallas time) on the date of such payment, from and including the date paid but excluding the date reimbursement is made as provided above, at a rate per annum equal to the lesser of (x) 2% above the Base Rate or (y) the Highest Lawful Rate, such interest to be payable on demand. Prior to the Maturity Date, unless otherwise paid by the Borrower, such Unpaid Drawing may (and, if the Majority Banks so desire, shall automatically), subject to satisfaction of the conditions precedent set forth in Sections 2.3 and 8, be paid with the proceeds of Loans which shall bear interest at an annual rate equal to the Base Rate, which rate the Borrower may in its discretion continue or convert pursuant to Section 3.1(a)(ii).

                  (b) The Borrower's obligations under this Section 2.6 to reimburse the Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances (except as provided below with respect to the gross negligence or willful misconduct of the Issuing Bank) and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including the Issuing Bank in its capacity as the issuer of a Letter of Credit or any Bank as a participant therein), including any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit (other than a defense based upon the gross negligence or willful misconduct of the Issuing Bank in determining whether such Drawing conforms to the terms of the Letter of Credit) or any non-application or misapplication by the beneficiary of the proceeds of such Drawing, including any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                  (ii) the existence of any claim, setoff, defense or other right which the Borrower or any other Person may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank, any Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any other Person and the beneficiary named in any such Letter of Credit);

                  (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                  (v)  the occurrence of any Default or Event of Default; or

                  (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower (other than the gross negligence or willful misconduct of the Issuing Bank).

                  (c) The Borrower also agrees with the Issuing Bank, the Agent and the Banks that, in the absence of gross negligence or willful misconduct of the Issuing Bank, the Issuing Bank shall not be responsible for, and the Borrower's reimbursement obligations under Section 2.6(a) shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged or any dispute between or among the Borrower or any other Party and the beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower or any other Party against any beneficiary of such Letter of Credit or any such transferee.

                  (d) The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and, except as otherwise provided by this Agreement or any applicable Application, in accordance with the standards of care specified in the Uniform Customs and Practice for Documentary Credits (1994 Revision), International

Chamber of Commerce, Publication No. 500 (and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by such Issuing Bank) (the "UCP") and, to the extent not inconsistent therewith, the Uniform Commercial Code of the State of New York, shall not result in any liability of the Issuing Bank to the Borrower or any other Person. It is the intent of the parties hereto that the Issuing Bank shall not have any liability under this Section 2.6 for the ordinary negligence of the Issuing Bank. Each Letter of Credit shall be governed by the UCP and, to the extent applicable, the ICC Decision On The Impact of the European Single Currency (Euro) on Monetary Obligations Related to Transactions Involving ICC Rules, dated April 6, 1998.

                  2.7. CONFLICT BETWEEN APPLICATIONS AND AGREEMENT. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control.

                  2.8. INCREASED COSTS.

                  (a) Notwithstanding any other provision herein, but subject to Section 13.11, if any Law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" or the introduction or effectiveness of any applicable law or regulation or any change in applicable Law or regulation or in the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) with any applicable guideline or request from any central bank or governmental authority (whether or not having the force of Law), in each case, as adopted, enacted, promulgated or announced after the Closing Date, either (i) shall impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement generally applicable against letters of credit issued, or participated in, by any Bank of a nature generally similar to the type hereof, or (ii) shall impose on any Bank any other conditions affecting this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Bank issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Bank hereunder with respect to Letters of Credit, by an amount deemed by such Bank to be material, then, from time to time, the Borrower shall pay to the Agent for the account of such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction by such Bank.

                  (b) Each Bank will notify the Borrower and the Agent of any event which will entitle such Bank to compensation pursuant to paragraph (a) above. A certificate of a Bank setting forth in reasonable detail such amount or amounts as shall be necessary to compensate such Bank as specified in paragraph
(a) above may be delivered to the Borrower and the Agent and shall be conclusive absent manifest error. The Borrower shall pay to the Agent for the account of such Bank the amount shown as due on any such certificate within fifteen (15) days after its receipt of the same.

                  2.9. UNAVAILABILITY OF ALTERNATE CURRENCY. In the event that there shall occur on or prior to the date of the issuance of any Letter of Credit denominated in an Alternate Currency any material adverse change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the opinion of the Agent make it impracticable for such Letter of Credit to be denominated in the Alternate Currency specified by the Borrower, then the Agent shall forthwith give notice thereof to the Borrower and the Banks, and such Letter of Credit shall not be issued on the requested issuance date.

                  2.10. LETTERS OF CREDIT DENOMINATED IN NATIONAL CURRENCY UNITS. Prior to the Transition Period Cutoff Date, and upon request by the Borrower in accordance with Section 2.4 hereof, Letters of Credit may be issued, funded and maintained in any Alternate Currency, as designated by the Borrower in its Letter of Credit Request. Reimbursements of Draws under Letters of Credit that were denominated in National Currency Units pursuant to this Section shall be made in such National Currency Units; provided, however, that any Letter of Credit that is (i) denominated in National Currency Units, and (ii) outstanding as of the Transition Period Cutoff Date shall be automatically redenominated into euro as of the close of business on such date at the applicable Irrevocable Conversion Rate, and, provided, further, that reimbursements of all such Letters of Credit made after the Transition Period Cutoff Date shall be made in euro. After the Transition Period Cutoff Date, Letters of Credit may not be denominated in National Currency Units.

         3.       INTEREST RATE PROVISIONS.

                  3.1. INTEREST RATE DETERMINATION.

                  (a) Except as specified in Sections 3.2, 3.3, 3.4, 3.5 and 3.6, the Loans shall bear interest on the unpaid principal amount thereof from time to time outstanding, until maturity, at a rate per annum (calculated based on a year of 360 days in the case of the Eurodollar Rate, and a year of 365 or 366 days, as the case may be, in the case of any Base Rate Loan, in each case for the actual days elapsed) as follows:

                  (i) The principal balance of the Loans from time to time outstanding shall bear interest at an annual rate equal to:

                           (A) with respect to any Eurodollar Loan, the lesser
                  of, (y) the Adjusted Eurodollar Rate plus the Applicable Margin, with respect thereto or (z) the Highest Lawful Rate, from the first day to, but not including, the Expiration Date of the Interest Period then in effect with respect thereto;

                           (B) with respect to any Base Rate Loan, the lesser of
                  (y) the Base Rate plus the Applicable Margin, with respect thereto or (z) the Highest Lawful Rate, from the first day to, but not including, the earlier of the Maturity Date or conversion to another Type of Loan;

                  (ii) (A) The Borrower may, upon irrevocable written notice to the Agent in accordance with Section 3.1(a)(ii)(B),

                                    (1) elect to convert, as of any Business
                           Day, any Base Rate Loans (or any part thereof not less than $3,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Eurodollar Loans of the same currency;

                                    (2) elect to convert, as of the last day of
                           the applicable Interest Period, any Eurodollar Loans expiring on such day (or any part thereof in a Dollar Equivalent Value not less than $1,000,000, or that is in an integral multiple of a Dollar Equivalent Value of $1,000,000 in excess thereof) into Base Rate Loans of the same currency; or

                                    (3) elect to continue (for the same or
                           different Interest Period), as of the last day of the applicable Interest Period, any Eurodollar Loans having Interest Periods expiring on such day (or any part thereof in a Dollar Equivalent Value not less than $3,000,000, or that is in an integral multiple of a Dollar Equivalent Value of $1,000,000 in excess thereof);

                  provided, that if at any time the aggregate Dollar Equivalent Value of Eurodollar Loans is reduced by payment, prepayment, or conversion of part thereof to be less than $3,000,000, such Eurodollar Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, Eurodollar Loans shall terminate.

                           (B) To convert or continue a Loan as provided in
                  Section 3.1(a)(ii) the Borrower shall deliver a Notice of Rate Change/Continuation in the form of Exhibit D hereto (a "Notice of Rate Change/Continuation"), to be received by the Agent not later than 11:00 a.m. (Dallas time) at least (i) three Business Days in advance of the Change/Continuation Date, if the Loans are to be converted into or continued as Eurodollar Loans denominated in Dollars; (ii) four Business Days in advance of the Change/Continuation Date, if the Loans are to be converted into or continued as Eurodollar Loans denominated in Alternate Currencies; and (iii) one Business Day in advance of the Change/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                                    (i)  the date on which such Loan was made;

                                    (ii) the interest rate then applicable to
                           such Loan;

                                    (iii) with respect to any Eurodollar Loan,
                           the Interest Period then applicable to such Loan;

                                    (iv) the Dollar Equivalent Value of such
                           Loan;

                                    (v)  the proposed Change/Continuation Date;

                                    (vi) the aggregate amount in Dollars or
                           Alternate Currencies, as the case may be, of Loans to be converted or continued;

                                    (vii) the Type of Loans resulting from the
                           proposed conversion or continuation; and

                                    (viii) other than in the case or conversions
                           into Base Rate Loans, the duration of the requested Interest Period.

                           (C) If upon the expiration of any Interest Period
                  applicable to Eurodollar Loans denominated in Dollars, the Borrower has failed to select a new Interest Period to be applicable to such Eurodollar Loans prior to the third Business Day in advance of the expiration date of the current Interest Period applicable thereto as provided in Section 3.1(a)(ii), or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such Interest Period, and all conditions to such conversion shall be deemed to have been satisfied. If the Borrower has failed to select a new Interest Period to be applicable to Eurodollar Loans denominated in an Alternate Currency prior to the fourth Business Day in advance of the expiration date of the current Interest Period applicable thereto as provided in Section 3.1(a)(ii) or if any Default or Event of Default shall then exist, subject to the provisions of Section 3.2(d), such Alternate Currency Loans shall be redenominated and the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such Interest Period, and all conditions to such conversion shall be deemed to have been satisfied.

                           (D) The Agent will promptly notify each Bank of its
                  receipt of a Notice of Rate Change/Continuation, or, if no timely notice is provided by the Borrower, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

                           (E) During the existence of a Default or Event of
                  Default, the Borrower may not elect to have a Loan converted into or continued as an Eurodollar Loan.

                  (iii) Nothing contained herein shall authorize the Borrower
         (A) to convert any Loan into or continue any Loan as a Eurodollar Loan unless the Expiration Date of the Interest Period for such Loan occurs on or before the Maturity Date or (B) to continue or change the interest rates applicable to any Eurodollar Loan prior to the Expiration Date of the Interest Period with respect thereto.

                  (iv) Notwithstanding anything set forth herein to the contrary (other than Section 13.11), if a Default has occurred and is continuing, and upon written notice to the

         Borrower from the Agent, each outstanding Loan shall bear interest at a rate per annum which shall be equal to the lesser of (x) 2% above the interest rate otherwise applicable thereto or (y) the Highest Lawful Rate, which interest shall be due and payable on demand.

                  (b) The Base Rate for each Base Rate Loan shall be determined by the Agent on the first day and on each day such Base Rate Loan shall be outstanding, or if such day is not a Business Day, on the next succeeding Business Day. The Eurodollar Rate for the Interest Period for each Eurodollar Loan shall be determined by the Agent two (2) Business Days before the first day of such Interest Period.

                  (c) Each determination of an applicable interest rate by the Agent shall be conclusive and binding upon the Borrower and the Banks in the absence of manifest error.

                  3.2. UTILIZATION OF COMMITMENTS IN ALTERNATE CURRENCIES.

                  (a) The Agent will determine the Dollar Equivalent Value with respect to any (i) borrowing comprised of Loans denominated in an Alternate Currency as of the requested Borrowing Date, and (ii) outstanding Loans denominated in an Alternate Currency as of any redenomination date pursuant to this Section 3.2 or Section 3.5 (each such date under clauses (i) and (ii) a "Computation Date").

                  (b) In the case of a proposed borrowing of Alternate Currency Loans, the Banks shall be under no obligation to make such Alternate Currency Loans as part of such borrowing if the Agent has received notice from any of the Banks by 3:00 p.m. (Dallas time) three Business Days prior to the date of such borrowing that such Bank cannot provide Loans in such Alternate Currency, in which event the Agent will give notice to the Borrower no later than 9:00 a.m. (Dallas time) on the second Business Day prior to the requested date of such borrowing that the borrowing in such Alternate Currency is not then available, and notice thereof also will be given promptly by the Agent to the Banks. If the Agent shall have so notified the Borrower that any such borrowing in such Alternate Currency is not then available, the Borrower may, by notice to the Agent not later than 3:00 p.m. (Dallas time) two Business Days prior to the requested date of such borrowing, withdraw the Notice of Borrowing relating to such requested borrowing. If the Borrower does so withdraw such Notice of Borrowing, the borrowing requested therein shall not occur and the Agent will promptly so notify each Bank. If the Borrower does not so withdraw such Notice of Borrowing, the Agent will promptly so notify each Bank and such Notice of Borrowing shall be deemed to be a Notice of Borrowing that requests a borrowing comprised of Base Rate Loans in an aggregate amount equal to the amount of the originally requested borrowing as expressed in Dollars in the Notice of Borrowing; and in such notice by the Agent to each Bank the Agent will state such aggregate amount of such borrowing to be made in Dollars and such Bank's Pro Rata Share thereof.

                  (c) In the case of a proposed continuation of Alternate Currency Loans for an additional Interest Period pursuant to Section 3.1, the Banks shall be under no obligation to continue such Alternate Currency Loans if the Agent has received notice from any of the Banks by 5:00 p.m. (Dallas time) three Business Days prior to the day of such continuation that such Bank cannot continue to provide Eurodollar Loans denominated in such Alternate Currency, in which event the Agent will give notice to the Borrower not later than 9:00 a.m. (Dallas time) on the second Business Day prior to the requested date of such continuation that the continuation of such Alternate Currency Loans is not then available, and notice thereof also will be given promptly by the Agent to the Banks. If the Agent shall have so notified the Borrower that any such continuation of Alternate Currency Loans is not then available, any Notice of Rate Change/Continuation with respect thereto shall be deemed withdrawn and such Alternate Currency Loans shall be automatically converted into Base Rate Loans with effect from the last day of the applicable Interest Period with respect to such Alternate Currency Loans, and all conditions to such conversion shall be deemed to have been satisfied. The Agent will promptly notify the Borrower and the Banks of any such automatic conversion.

                  (d) Notwithstanding anything herein to the contrary during the existence of a Default or an Event of Default, upon the request of the Majority Banks, all or any part of any outstanding Alternate Currency Loans shall be redenominated and converted into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to such Alternate Currency Loans, and all conditions to such conversion shall be deemed to have been satisfied. The Agent will promptly notify the Borrower of any such redenomination and conversion request.

                  3.3. INCREASED COST AND REDUCED RETURN.

                  (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                  (i) shall subject such Bank (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Loans, its Note, or its obligation to make Loans, or change the basis of taxation of any amounts payable to such Bank (or its Applicable Lending Office) under this Agreement or its Note (other than taxes imposed on the overall net income or capital of such Bank by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office);

                  (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (or its Applicable Lending Office), including the Commitment of such Bank hereunder; or

                  (iii) shall impose on such Bank (or its Applicable Lending Office) or on the United States or Canadian market for certificates of deposit or the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Loans, in each case by an amount deemed material by such Bank, then the Borrower shall pay to such Bank such amount or amounts as will compensate such Bank for such increased cost or reduction, provided, that the Borrower will not be responsible for paying any amounts pursuant to this
Section 3.3 accruing for a period greater than 180 days prior to the date that such Bank notifies the Borrower of the circumstances giving rise to such increased costs or reductions and of such Bank's intention to claim compensation therefor; provided further that, if the circumstances giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Bank requests compensation by the Borrower under this Section 3.3(a), the Borrower may, by notice to such Bank (with a copy to the Agent), suspend the obligation of such Bank to make or continue Loans of the Type with respect to which such compensation is requested, or to convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.6 shall be applicable); provided that such suspension shall not affect the right of such Bank to receive the compensation so requested.

                  (b) If, after the date hereof, any Bank shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction, provided, that the Borrower will not be responsible for paying any amounts pursuant to this Section
3.3 accruing for a period greater than 180 days prior to the date that such Bank notifies the Borrower of the circumstances giving rise to such increased costs or reductions and of such Bank's intention to claim compensation therefor; provided further that, if the circumstances giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  (c) Each Bank shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will use reasonable efforts to designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to it. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation. Any Bank claiming compensation under this Section shall do so in good faith on a nondiscriminatory basis. In determining such amount, such Bank may use any reasonable averaging and attribution methods. A certificate of a Bank setting forth in reasonable detail such amount or amounts as shall be necessary to compensate such Bank as specified in this
Section 3.3 may be delivered to the Borrower and the Agent and shall be conclusive absent manifest error. The Borrower shall pay to the Agent for the account of such Bank the amount shown as due on any such certificate within fifteen (15) days after its receipt of the same.

                  3.4. LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

                  (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) the Majority Banks determine (which determination shall be conclusive) and notify the Agent that the Adjusted Eurodollar Rate plus the Applicable Margin will not adequately and fairly reflect the cost to the Banks of funding Eurodollar Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Banks shall be under no obligation to make additional Loans of such Type, continue Loans of such Type, or to convert Loans of any other Type into Loans of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or convert such Loans into another Type of Loan in accordance with the terms of this Agreement. Each Bank will use reasonable efforts to designate a different Applicable Lending Office if such designation will avoid the effects of this Section 3.4 and will not, in the judgment of such Bank, be otherwise disadvantageous to it. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation.

                  3.5. ILLEGALITY; DEPOSITS UNAVAILABLE. (a) If any Bank shall determine (which determination shall be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law, regulation, guideline or order (in each case, introduced, changed or interpreted after the Closing Date) makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Bank to make, continue or maintain any Loan as, or to convert any Loan into, a Loan of a certain Type, or a Loan or a Letter of Credit in a certain Alternate Currency, the obligations of the affected Bank to make, continue, maintain or convert any such Loans or issue or participate in any such Letters of Credit shall, upon such determination, forthwith be suspended until such Bank shall promptly notify the Agent and the Borrower that the circumstances causing such suspension no longer exist at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion (in which case the provisions of Section 3.6 shall be applicable).

                  (b) If any Bank (or in the case of Letters of Credit, the Issuing Bank) shall have determined that (i) deposits in the relevant amount in the relevant Alternate Currency are not available to such Bank in its relevant market; or (ii) by reason of circumstances affecting such Bank's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Alternate Currency Loans, then it shall promptly notify the Agent and the Borrower, and upon such notice, the obligations of all Banks to make or continue any Loans as, or to convert any Loans into, Loans of such Type or such Alternate Currency Loans, or to issue or participate in Letters of Credit denominated in such Alternate Currency, as the case may be, shall, to the extent adversely and directly affected by such circumstances, forthwith be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist (in which case the provisions of Section 3.6 shall be applicable).

                  (c) Each Bank will use reasonable efforts to designate a different Applicable Lending Office if such designation will avoid the effects of this Section 3.5 and will not, in the judgment of such Bank, be otherwise disadvantageous to it. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation.

                  3.6. TREATMENT OF AFFECTED LOANS. If the obligation of any Bank to make a Loan or to continue, or to convert Loans of any other Type into, Loans of a particular Type, or a Loan or a Letter of Credit in a certain Alternate Currency, shall be suspended pursuant to Section 3.3 or 3.5 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Bank's Affected Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a conversion required by Section 3.5 hereof, on such earlier date as such Bank may specify to the Borrower with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 3.3 or 3.5 hereof that gave rise to such conversion no longer exist:

                  (a) to the extent that such Bank's Affected Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or continued by such Bank as Loans of the Affected Type shall be made or continued instead as Base Rate Loans, and all Loans of such Bank that would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) Base Rate Loans.

In the case of any Alternate Currency Loans, the borrowing, conversion or continuation shall be in an aggregate amount equal to the Dollar Equivalent Value of the originally requested borrowing, conversion or continuation in such Alternate Currency, and to that end any outstanding Alternate Currency Loans which are the subject of any such conversion or continuation shall be redenominated and converted into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Alternate Currency Loans, and all conditions to such conversion shall be deemed to have been satisfied.

If such Bank gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.3 or 3.5 hereof that gave rise to the conversion of such Bank's Affected Loans pursuant to this Section 3.6 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Banks are outstanding, such Bank's Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Loans of the Affected Type and by such Bank are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

                  3.7. COMPENSATION. Upon the request of any Bank, the Borrower shall pay to such Bank such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of-

                  (a) any payment, prepayment, or conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 11) on a date other than the last day of the Interest Period for such Eurodollar Loan; or

                  (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in
         Article 8 to be satisfied) to borrow, convert, continue, or prepay a Eurodollar Loan or Alternate Currency Loan on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant notice of borrowing, prepayment, continuation, or conversion under this Agreement.

                  3.8. REPLACEMENT OF BANKS. If any Bank requests compensation under Sections 2.8, 3.3 or 4.6, or if any Bank defaults in its obligation to fund Loans hereunder, or otherwise has given notice pursuant to Sections 3.2,
3.4 or 3.5 (unless in each case the basis for such request or notice is generally applicable to all Banks), then the Borrower may, at its sole expense and effort, upon notice to such Bank and the Agent within 90 days of such request or notice, if no Default or Event of Default exists, require such Bank to assign and delegate (in accordance with and subject to the restrictions contained in Section 13.10), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Agent, which consent shall not unreasonably be withheld,
(ii) such Bank shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Sections 2.8, 3.3 or 4.6, such assignment will result in a reduction in such compensation or payments. A Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                  3.9. SURVIVAL. The agreements contained in Article 3 shall survive the termination of this Agreement and the payment in full of the Notes and all other amounts payable hereunder for a period of 180 days thereafter.

         4.       PREPAYMENTS AND OTHER PAYMENTS.

                  4.1. REQUIRED PREPAYMENTS. The Borrower agrees that if at any time the Agent notifies the Borrower that the Agent has determined that the Dollar Equivalent Value of the aggregate principal amount of Loans outstanding plus the Dollar Equivalent Value of the Letter of Credit Outstandings exceeds the Commitments, the Borrower will within two (2) Business Days following such notice make a prepayment of principal in an amount at least equal to such excess, together with interest accrued thereon to the date of such prepayment and all amounts due, if any, under Section 3.7.

                  4.2. OPTIONAL PREPAYMENTS. The Borrower shall have the right at any time and from time to time to prepay the Notes, in whole or in part; provided, that each partial prepayment (i) of any Eurodollar Loans shall be in an aggregate principal amount of the Dollar Equivalent Value of at least $1,000,000 or an integral multiple of the Dollar Equivalent Value of $500,000 in excess thereof, and (ii) of any Base Rate Loans shall be in an aggregate principal amount of at least $500,000 or an integral multiple of $100,000 in excess thereof, in each case, together with interest accrued thereon to the date of such prepayment and all amounts due, if any, under Section 3.7.

                  4.3. NOTICE OF PAYMENTS. The Borrower shall give the Agent at least three (3) Business Days' prior written notice of each prepayment proposed to be made by it pursuant to Section 4.2, specifying the principal amount of the Loans to be prepaid, the prepayment date and the account of the Borrower to be charged if such prepayment is to be so effected. Notice of such prepayment having been given, the principal amount of the Loans specified in such notice, together with interest thereon to the date of prepayment, shall become due and payable on such prepayment date. If the Borrower pays or prepays any Eurodollar Loan prior to the end of the Interest Period applicable thereto, such payment shall be subject to Section 3.7.

                  4.4. PLACE OF PAYMENT OR PREPAYMENT. (a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. All payments and prepayments made in accordance with the provisions of this Agreement or of the Notes in respect of commitment fees or of principal or interest on the Notes shall be made to the Agent, for the account of the relevant Bank, to an account located in New York City, New York as identified by the Agent to the Borrower, no later than 12:00 Noon (Dallas time) in immediately available funds and shall be made in the applicable borrowed currency. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make any payment due hereunder in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due to such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate (or in the case of Alternate Currency Loans, the Overnight Rate). If and to the extent that the Agent receives any payment or prepayment from the Borrower and fails to distribute such payment or prepayment to the Banks ratably on the basis of their respective Pro Rata Percentage on the day the Agent receives such payment or prepayment, and such distribution shall not be so made by the Agent in full on the required day, the Agent shall pay to each Bank such Bank's Pro Rata Percentage thereof together with interest thereon at the Federal Funds Rate (or in the case of Alternate Currency Loans, the Overnight Rate) for each day from the date such amount is paid to the Agent by the Borrower until the date the Agent pays such amount to such Bank. Notwithstanding the Agent's failure to so distribute any such payment, as between the Borrower and the Banks, such payment shall be deemed received and collected.

                  (b) With respect to the payment of any amount denominated in the euro or in any other Alternate Currency, the Agent shall not be liable to the Borrower or any of the Banks in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Agent if the Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in any other Alternate Currency) to the account with the bank in the principal financial center which the Borrower or, as the case may be, any Bank shall have specified for such purpose. In this paragraph (b), "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures or such clearing or settlement system as the Agent may from time to time determine for the purpose of clearing or settling payments of the euro or any other relevant Alternate Currency.

                  4.5. NO PREPAYMENT PREMIUM OR PENALTY. Each prepayment pursuant to Section 4.1 or 4.2 shall be without premium or penalty.

                  4.6. TAXES.

                  (a) Subject to Section 13.11, any and all payments by the Borrower hereunder or under any other Loan Document to or for the account of any Bank or the Agent shall be made free and clear of and without deduction for any and all present or future taxes, deductions, charges or withholdings, and all liabilities with respect thereto, including, without limitation, such taxes, deductions, charges, withholdings or liabilities whatsoever, excluding, in the case of each Bank and Agent, taxes imposed on its net income (including penalties and interest payable in respect thereof), and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its net income (including penalties and interest payable in respect thereof), and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof and, in the case of each Bank and Agent, taxes imposed by reason of such Bank or Agent, for the purposes of the Income Tax Act (Canada), not dealing at arm's length with the Borrower or being resident in Canada or carrying on business in Canada, determined otherwise than solely on the basis of entering into any Loan Document to which it is a party or consummating the transactions contemplated thereby or in order to exercise the rights purported to be granted thereto under the Loan Documents or receiving payments thereunder (all such non-excluded taxes, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). In the case of a Bank that is a domestic corporation, within the meaning of Section 7701 of the Code, the taxes that are imposed by the United States of America and that are identified in the preceding sentence are the taxes that are imposed by Section 11, Section 55 and
Section 59A of the Code, or by any comparable provision of future law. Subject to Section 13.11 hereof, if the Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.6) such Bank or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law and (iv) the Borrower shall confirm that all applicable Taxes, if any, imposed on it by virtue of the transactions under this Agreement have been properly and legally paid by it to the appropriate taxing authorities by sending official tax receipts or notarized copies of such receipts to such Bank within thirty (30) days after payment of any applicable tax.

                  (b) In addition, subject to Section 13.11 hereof, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) SUBJECT TO SECTION 13.11 HEREOF, THE BORROWER WILL INDEMNIFY EACH BANK AND AGENT FOR THE FULL AMOUNT OF TAXES OR OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY TAXES OR OTHER TAXES IMPOSED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 4.6) PAID BY SUCH BANK OR AGENT (ON THEIR BEHALF OR ON BEHALF OF ANY BANK) (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED. THIS INDEMNIFICATION SHALL BE MADE WITHIN THIRTY (30) DAYS FROM THE DATE SUCH BANK OR AGENT (AS THE CASE MAY BE) MAKES WRITTEN DEMAND THEREFOR.

                  (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Bank is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

                  (e) For any period with respect to which a Bank has failed to provide the Borrower and the Agent with the appropriate form pursuant to Section 4.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 4.6 with respect to Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

                  (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 4.6, then such Bank will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

                  (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

                  (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreement and obligations of the Borrower contained in this Section 4.6 shall survive the payment in full of principal and interest hereunder and under the Notes.

                  4.7. REDUCTION OR TERMINATION OF THE COMMITMENTS. The Borrower may at any time or from time to time reduce or terminate the Commitment of each Bank by giving not less than three (3) full Business Days' prior written notice to such effect to the Agent; provided, that any partial reduction shall be in an amount of not less than $5,000,000 or an integral multiple of $5,000,000 in excess thereof. Promptly after the Agent's receipt of such notice of reduction, the Agent shall notify each Bank of the proposed reduction and such reduction shall be effective on the date specified in Borrower's notice with respect to such reduction and shall reduce the Commitment of each Bank proportionately in accordance with its Pro Rata Percentage. After each such reduction, the commitment fee shall be calculated upon the aggregate Commitments as so reduced. The Commitment of each Bank shall automatically terminate on the Maturity Date or in the event of acceleration of the maturity date of the Notes. Each reduction of the Commitments hereunder shall be irrevocable.

                  4.8. PAYMENTS ON BUSINESS DAY. Whenever any payment or prepayment hereunder or under any Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  4.9. PAYMENT OF ADJUSTMENT AMOUNTS. Within two (2) Business Days following notice of the Agent's calculation of the Adjustment Amount, the Borrower shall pay to the Agent, for distribution to the Banks based on the Banks' pro rata interests under the Canadian Term Loan Agreement, the Adjustment Amount, if any, applicable for such date. If the Borrower disagrees with the calculation of the Adjustment Amount set forth in any corresponding notice thereof from the Agent, the Agent shall promptly following its receipt of Borrower's notice of such disagreement provide to the Borrower a certificate setting forth in reasonable detail its computation thereof . Each determination of the Adjustment Amount by the Agent shall be conclusive and binding upon the Borrower and the Banks in the absence of manifest error.

         5.       COMMITMENT FEE AND OTHER FEES.

                  5.1. COMMITMENT FEE. The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee computed on a daily basis of a year of 360 days from the Closing Date to, but not including, the earlier of the Maturity Date or the termination of the Commitment of such Bank, at the Applicable Margin per annum on the daily average amount of such Bank's Unused Commitment, such commitment fee to be payable in arrears 61 days after the end of each fiscal quarterly period, beginning with the quarterly period ended May 1, 1999. For purposes of determining utilization of each Bank's Commitment in order to calculate the commitment fee due under Section 5.1, the amount of any outstanding Alternate Currency Loan and Letters of Credit denominated in Alternate Currency on any date shall be determined based upon the Dollar Equivalent Value as of the most recent Computation Date with respect to such Alternate Currency Loan and Letters of Credit.

                  5.2. ARRANGEMENT FEE. The Borrower agrees to pay to NationsBanc Montgomery Securities L.L.C. for its own account the fees set forth in that certain fee letter dated as of November 23, 1998 between NationsBanc Montgomery Securities L.L.C., NationsBank and the Borrower.

                  5.3. UPFRONT FEES. The Borrower agrees to pay to each Bank (other than NationsBank) for its own account the fees set forth in those certain fee letters dated as of December 4, 1998 to each such Bank from NationsBanc Montgomery Securities L.L.C.

                  5.4. ADMINISTRATIVE AGENCY FEE. The Borrower agrees to pay to the Agent for its own account the fees set forth in that certain fee letter dated as of November 23, 1998 between NationsBanc Montgomery Securities L.L.C., NationsBank, the Borrower and the Agent.

                  5.5. LETTER OF CREDIT FEES. (a) The Borrower agrees to pay the Agent for distribution to the Banks (based upon their respective Pro Rata Percentage) a fee in respect of each Letter of Credit issued for the account of such Borrower (the "Letter of Credit Fee"), equal to the greater of (i) amount to be computed at a rate per annum equal to the Applicable Margin on the Stated Amount of such Letter of Credit and (ii) $250.00.

                  (b) The Borrower agrees to pay to the Issuing Bank for its own account a fronting fee for each Letter of Credit issued hereunder, equal to an amount to be computed at a rate per annum equal to .125% on the Stated Amount of such Letter of Credit.

                  (c) Fees due to the Agent and the Issuing Bank pursuant to this Section 5.4 shall be computed on the basis of a year of 360 days and, (i) as to standby Letters of Credit, shall be due and payable in arrears 61 days after the end of each fiscal quarterly period, the first such payment to be made on the first such payment date for which such Letter of Credit is outstanding hereunder for which no such fees shall heretofore have been paid, and on the date such Letter of Credit expires and (ii) as to commercial Letters of Credit, shall be paid at issuance.

                  5.6. FEES NOT INTEREST; NONPAYMENT. The fees described in this Agreement represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention, or forbearance of money, and, subject to Section 13.11, the obligation of the Borrower to pay each fee described herein shall be in addition to, and not in lieu of, the obligation of the Borrower to pay interest, other fees described in this Agreement, and expenses otherwise described in this Agreement.

Fees shall be payable when due in Dollars and in immediately available funds. Subject to Section 13.11 hereof, all fees, including, without limitation, the commitment fee referred to in Section 5.1, shall be non-refundable, and shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at a rate per annum equal to the lesser of (a) 2% above the Base Rate or (b) the Highest Lawful Rate. Each determination of an interest rate or a Dollar Equivalent Value by the Agent shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error.

         6. APPLICATION OF PROCEEDS. The Borrower agrees that the proceeds of the Loans shall be used for (i) repayment in full of the Existing Credit Agreement, (ii) Acquisitions permitted under Section 10.13, and (iii) general corporate purposes and working capital needs.

         7. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that:

                  7.1. ORGANIZATION AND QUALIFICATION. The Borrower and each Restricted Subsidiary (a) is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; (b) has the power and authority to own its properties and to carry on its business as now conducted; and (c) is duly qualified to do business and is in good standing in every jurisdiction where such qualification is necessary and where failure to be so qualified would have a Material Adverse Effect.

                  7.2. FINANCIAL STATEMENTS. The Borrower has furnished the Banks with its certified consolidated audited financial statements for the Fiscal Year 1997, and for the fiscal quarter ended October 31, 1998, including balance sheets, income and cash flow statements. The statements described above have been prepared in conformity with GAAP. The statements described above fully and fairly reflect the consolidated financial condition of the Borrower and its Subsidiaries and the results of their operations as at the dates and for the periods indicated. As of the Closing Date, there has been no event since October 31, 1998 which could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, there exists no material contingent liabilities or obligations of the Borrower or any of its Subsidiaries which are not fully disclosed in such financial statements or disclosed by the Borrower to the Agent in writing.

                  7.3. LITIGATION. There is no action or proceeding pending (or, to the best knowledge of the Borrower, threatened) against the Borrower or any Subsidiary thereof before any court, administrative agency or arbitrator which could reasonably be expected to have a Material Adverse Effect.

                  7.4. DEFAULT. Neither the Borrower nor any Subsidiary thereof is in default under or in violation of (i) the provisions of any instrument evidencing any Debt or of any agreement relating thereto or (ii) any judgment, order, writ, injunction or decree of any court or any order, regulation or demand of any Governmental Authority, in each case which default or violation could reasonably be expected to have a Material Adverse Effect. There is in effect no waiver or waivers with respect to any loan agreement, indenture, mortgage, security agreement, lease or other agreement or obligation to which the Borrower or any Restricted Subsidiary thereof is a party which is limited as to duration or is subject to the fulfillment of any condition which if not in effect could reasonably be expected to have a Material Adverse Effect.

                  7.5. TITLE TO PROPERTIES. The Borrower and each Restricted Subsidiary have good and indefeasible title to, or valid leasehold interests in, its respective material real and personal Properties, in each case, purported to be owned or leased by it, as the case may be, free of any Liens except those permitted in Section 10.1. All Leases necessary for the conduct of the business of the Borrower and each Restricted Subsidiary are valid and subsisting and are in full force and effect.

                  7.6. PAYMENT OF TAXES. The Borrower and each Subsidiary thereof has filed or caused to be filed all federal, state, provincial and foreign income tax returns which are required to be filed, and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due, except for such taxes and assessments as are being contested in good faith in appropriate proceedings and reserved for in accordance with GAAP in the manner required by
Section 9.10.

                  7.7. CONFLICTING OR ADVERSE AGREEMENTS OR RESTRICTIONS. Neither Borrower nor any Subsidiary thereof is a party to any contract or agreement or subject to any restriction which could reasonably be expected to have a Material Adverse Effect. Neither the execution and delivery by Borrower or any Subsidiary of the Loan Documents to which it is a party nor the consummation by it of the transactions contemplated thereby nor its fulfillment and compliance with the respective terms, conditions and provisions thereof will
(i) result in a breach of, or constitute a default under, the provisions of (a) any order, writ, injunction or decree of any court which is applicable to it or
(b) any material contract or agreement to which it is a party or by which it is bound, (ii) result in or require the creation or imposition of any Lien on any of its property pursuant to the express provisions of any material agreement to which it is party, or (iii) result in any violation by it of (a) its charter or bylaws or (b) any Law or regulation of any Governmental Authority applicable to it.

                  7.8. AUTHORIZATION, VALIDITY, ETC. The Borrower and each Subsidiary thereof has the power and authority to make, execute, deliver and carry out the Loan Documents to which it is a party and the transactions contemplated therein and to perform its obligations thereunder and all such action has been duly authorized by all necessary proceedings on its part. The Loan Documents to which it is a party have been duly and validly executed and delivered by the Borrower and each Subsidiary thereof and constitute valid and legally binding agreements of the Borrower and each Subsidiary thereof enforceable in accordance with their respective terms, except as limited by Debtor Laws.

                  7.9. INVESTMENT COMPANY ACT NOT APPLICABLE. Neither Borrower nor any Subsidiary thereof is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  7.10. PUBLIC UTILITY HOLDING COMPANY ACT NOT APPLICABLE. Neither Borrower nor any Subsidiary thereof is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", or an affiliate of a "subsidiary company" of a "holding company", or a "public utility", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                  7.11. MARGIN STOCK. Neither the Borrower nor any Subsidiary thereof is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan will be used
(a) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock; (b) to reduce or retire any Debt which was originally incurred to purchase or carry any such Margin Stock;
(c) for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation T, U or X; or (d) to acquire any security of any Person who is subject to Sections 13 and 14 of the Securities Exchange Act. After applying the proceeds of each Loan, not more than twenty-five percent (25%) of the value (as determined by any reasonable method) of the Borrower's assets is represented by Margin Stock. Neither the Borrower nor any Subsidiary thereof, nor any Person acting on behalf of the Borrower or any Subsidiary, has taken or will take any action which might cause any Loan Document to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System.

                  7.12. ERISA. Neither the Borrower nor any ERISA Affiliate has ever established, maintained, contributed to or been obligated to contribute to, and neither the Borrower and each ERISA Affiliate nor any ERISA Affiliate has any liability or obligation with respect to any PBGC Plan, Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate has any present intention to establish a PBGC Plan, a Multiemployer Plan or a Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate has ever established, maintained, contributed to or been obligated to contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees (other than as required by Section 601 of ERISA). The Borrower and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA and the Code with respect to each Plan, including the fiduciary provisions thereof, and each Plan is, and has been, maintained in compliance in all material respects with ERISA and, where applicable, the Code. Full payment when due has (and, on the Closing Date will have) been made of all amounts which the Borrower and each ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof.

                  7.13. FULL DISCLOSURE. All information heretofore or contemporaneously furnished by or on behalf of the Borrower or any Subsidiary thereof in writing to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such information hereafter furnished by or on behalf of the Borrower or any Subsidiary thereof in writing to the Agent or any Bank will be, (a) true and accurate in all material respects on the date as of which such information is dated or certified and (b) taken as a whole with all such written information provided to the Agent or any Bank, not incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which such information was provided. There is no fact known to the Borrower or any Subsidiary which is reasonably likely to have a Material Adverse Effect, which has not been disclosed herein or in such other written documents, information or certificates furnished to the Agent and the Banks for use in connection with the transactions contemplated hereby.

                  7.14. ENVIRONMENTAL MATTERS. (a) Neither the Borrower nor any Subsidiary thereof (i) has received any summons, citation, directive, letter, notice or other form of communication, or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which would individually, or in the aggregate, have a Material Adverse Effect arising in connection with (A) any noncompliance with, or violation of, the requirements of any Environmental Protection Statute; (B) the release, or threatened release, of any Hazardous Materials into the environment; or (C) the existence of any Environmental Lien on any Property of the Borrower or any Subsidiary; or (ii) has any actual or, to its knowledge, threatened liability to any Person under any Environmental Protection Statute which would, individually or in the aggregate, have a Material Adverse Effect.

                  (b) The Borrower and each Subsidiary thereof has obtained all consents, licenses or permits which are required under all Environmental Protection Statutes (including, without limitation, laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials), except to the extent that failure to have or obtain any such consent, license or permit does not have a Material Adverse Effect. The Borrower and each Subsidiary thereof is in compliance with all terms and conditions of the consents, licenses or permits required to be obtained by it, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, order, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent that failure to comply does not have a Material Adverse Effect.

                  7.15. PERMITS AND LICENSES. All material permits, licenses and other Governmental Approvals necessary for the Borrower and its Restricted Subsidiaries to carry on their respective businesses have been obtained and are in full force and effect and neither the Borrower nor any Subsidiary is in material breach of the foregoing. The Borrower and each Restricted Subsidiary thereof own, or possess adequate licenses or other valid rights to use, United States trademarks, trade names, service marks, copyrights, patents and applications therefore which are material to the conduct of the business, operations or financial condition of the Borrower or such Restricted Subsidiary.

                  7.16. SOLVENCY. As of the Closing Date, upon giving effect to the Moores Acquisition and the issuance of the Notes and the execution of the Loan Documents by the Borrower and each Subsidiary which is a party thereto, the following are true and correct:

                  (a) The fair saleable value of the assets of the Borrower and each Subsidiary exceeds the amount that will be required to be paid on, or in respect of, the existing debts and other liabilities (including, without limitation, pending or overtly threatened litigation in reasonably foreseeable amounts in excess of effective insurance coverage and all other contingent liabilities) of the Borrower and each Subsidiary as they mature;

                  (b) The assets of the Borrower and each Subsidiary do not constitute unreasonably small capital for it to carry out its business as now conducted and as proposed to be conducted including its capital needs, taking into account the particular capital requirements of the business conducted by it, and reasonably projected capital requirements and capital availability thereof; and

                  (c) Neither the Borrower, nor any Subsidiary, intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash reasonably expected to be received by the Borrower and such Subsidiary, as the case may be, and of amounts reasonably expected to be payable on or in respect of debt of the Borrower and such Subsidiary, as the case may be).

                  7.17. CAPITAL STRUCTURE. As of the Closing Date and after giving effect to the Moores Acquisition, the Borrower owns the percentage of all classes of Capital Stock of each Subsidiary and the ownership of each such Subsidiary and the ownership of Borrower as of the date hereof is as set forth on Schedule 7.17 attached hereto. Except for the Subsidiaries described on
Schedule 7.17 or as otherwise notified to the Agent in writing pursuant to
Section 9.1(i), the Borrower has no other Subsidiaries. As of the Closing Date and after giving effect to the Moores Acquisition, Borrower has no partnership or joint venture interests in any other Person except as set forth in Schedule
7.17. All of the issued and outstanding shares of Capital Stock of the Borrower and each Subsidiary are fully paid and nonassessable and, except as created by the Pledge Agreement and, with respect to the Exchangeable Shares, except for the rights of the holders of the Exchangeable Shares to receive Capital Stock of the Borrower pursuant to the Combination Agreement, are free and clear of any Lien.

                  7.18. INSURANCE. The Borrower and each Subsidiary maintain insurance of such types as is usually carried by corporations of established reputation engaged in the same or similar business and which are similarly situated ("Similar Businesses") with financially sound and reputable insurance companies and associations (or as to workers' compensation or similar insurance, in an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on), and in such amounts as such insurance is usually carried by Similar Businesses.

                  7.19. COMPLIANCE WITH LAWS. The business and operations of the Borrower and each Restricted Subsidiary as conducted at all times have been and are in compliance in all respects with all applicable Laws, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                  7.20. NO CONSENT. Except to the extent the same has already been obtained, no authorization or approval or other action by, and no notice to or filing with, any Person or any Governmental Authority is required for the due execution, delivery and performance by the Borrower or any Subsidiary thereof of this Agreement or any other Loan Document to which it is a party, the borrowings hereunder or issuance of Letters of Credit, in each case as contemplated herein, or the effectuation of the transactions contemplated under any Loan Document to which it is a party.

                  7.21. YEAR 2000.

                  (a) Borrower has (i) begun analyzing the operations of Borrower and its Subsidiaries and Affiliates that could be adversely affected by failure to become Year 2000 compliant (that is, that computer applications, imbedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999) and; (ii) developed a plan for becoming Year 2000 compliant in a timely manner, the implementation of which is on schedule in all material respects. Borrower reasonably believes that it will become Year 2000 compliant for its operations and those of its Subsidiaries and Affiliates on a timely basis except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (b) Borrower reasonably believes any suppliers and vendors that are material to the operations of Borrower or its Subsidiaries and Affiliates will be Year 2000 compliant for their own computer applications except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (c) Borrower will promptly notify the Agent in the event Borrower determines that any computer application which is material to the operations of Borrower, its Subsidiaries or any of its material vendors or suppliers will not be fully Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

         8.       CONDITIONS.

                  8.1. CONDITIONS TO EFFECTIVENESS OF AGREEMENT. The effectiveness of Agreement is subject to the following conditions:

                  (a) Approvals. The Borrower shall have obtained all orders, approvals or consents of all Persons required for the execution, delivery and performance by the Borrower and each Subsidiary of each Loan Document to which it is a party.

                  (b) Compliance with Law. The business and operations of the Borrower and each Subsidiary as conducted at all times relevant to the transactions contemplated by this Agreement to and including the close of business on the Closing Date shall have been and shall be in compliance (other than any failure to be in compliance that does not result in a Material Adverse Effect) with all applicable Laws. No Law shall prohibit the transactions contemplated by the Loan Documents. No order, judgment or decree of any Governmental Authority, and no action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority that purports to affect the Borrower or any Subsidiary, shall exist that could reasonably be expected to have a Material Adverse Effect.

                  (c) Officer's Certificate. On the Closing Date, the Agent shall have received a certificate dated the Closing Date of a Responsible Officer of the Borrower (with a copy thereof for each Bank) certifying that (i) except as disclosed by the Borrower to the Agent in writing, there has not occurred a material adverse change in the business, assets, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries or in the facts and information regarding such Persons as represented in the Borrower's most recent quarterly financial statements dated October 31, 1998, (ii) the Borrower and its Restricted Subsidiaries are in compliance with all existing financial obligations, (iii) after giving effect to the Moores Acquisition, no Default or Event of Default shall have occurred and be continuing, and (iv) the representations and warranties of the Borrower and each Restricted Subsidiary contained in the Loan Documents (other than those representations and warranties limited by their terms to a specific date, in which case they shall be true and correct as of such date) shall be true and correct on and as of the Closing Date, after giving effect to the Moores Acquisition.

                  (d) Insurance. On the Closing Date, the Agent shall have received all such information as the Agent shall reasonably request concerning the insurance maintained by the Borrower and each Subsidiary.

                  (e) Payment of Fees and Expenses. Payment of (i) all fees due and owing and described in Section 5 hereof and (ii) the reasonable expenses of, or incurred by, the Agent and counsel, to the extent billed as of the Closing Date, to and including the Closing Date in connection with the negotiation and closing of the transactions contemplated herein.

                  (f) Fee Letters. The Borrower shall have executed and delivered the fee letters described in Sections 5.2 and 5.4.

                  (g) Required Documents and Certificates. On the Closing Date. the Banks shall have received the following, in each case in form, scope and substance satisfactory to the Banks:

                           (i)   this Agreement;

                           (ii)  the Notes;

                           (iii) the Guaranty, executed and delivered by Golden
                  Moores Company and Golden Moores Finance Company and each other Restricted Subsidiary organized in the United States of America or any state thereof (other than Moores The Suit People U.S., Inc., Men's Wearhouse (Canada), Inc., TMW Moores Group, Inc., The Men's Wearhouse (Nevada) Inc. and Value Priced Clothing II, Inc.), existing as of the Closing Date;

                           (iv) if the Moores Acquisition has occurred, the
                  Pledge Agreement, together with any certificates representing all shares of such stock so pledged and for each such certificate a stock power executed in blank;

                           (v) an Officer's Certificate from the Borrower,
                  Golden Moores Company and Golden Moores Finance Company and each other Restricted Subsidiary organized in the United States of America or any state thereof (excluding Moores The Suit People U.S., Inc., The Men's Wearhouse (Nevada) Inc., Value Priced Clothing II, Inc., Men's Wearhouse (Canada), Inc., and TMW Moores Group, Inc.), dated as of the Closing Date certifying, inter alia, (A) Articles of Incorporation or Bylaws (or equivalent corporate documents), as amended and in effect of such Person; (B) resolutions duly adopted by the Board of Directors of such Person authorizing the transactions contemplated by the Loan Documents to which it is a party and
                  (C) the incumbency and specimen signatures of the officers of such Person executing documents on its behalf;

                           (vi) a certificate from the appropriate public
                  official of each jurisdiction in which the Borrower and each Subsidiary is organized as to the continued existence and good standing of such Person;

                           (vii) a certificate from the appropriate public
                  official of each jurisdiction in which the Borrower and each Subsidiary is authorized and qualified to do business as to the due qualification and good standing of such Person, where failure to be so qualified or certified is reasonably likely to have a Material Adverse Effect;

                           (viii) legal opinions in form, substance and scope
                  satisfactory to the Agent from counsel for, and issued upon the express instructions of, the Borrower;

                           (ix) certified copies of Requests for Information of
                  Copies (Form UCC-11), or equivalent reports, for the States of Texas and California listing all effective financing statements which name the Borrower and each Subsidiary (under its present name, any trade names and any previous names) as debtor and which are filed, together with copies of all such financing statements;

                           (x) repayment in full of the Existing Credit Agreement and the termination thereof;

                           (xi) any other documents reasonably requested by the
                  Agent prior to the Closing Date.

                  In addition, as of the Closing Date, all legal matters incident to the transactions herein contemplated shall be satisfactory to counsel for the Agent and the Banks.

                  8.2. CONDITIONS TO EACH LOAN AND LETTER OF CREDIT. The obligation of the Banks to make, continue and convert each Loan and of the Issuing Bank to issue, renew and extend any Letter of Credit is subject to the following conditions:

                  (a) Representations True and No Defaults. (i) The representations and warranties of the Borrower and each Subsidiary contained in the Loan Documents (other than those representations and warranties limited by their terms to a specific date, in which case they shall be true and correct as of such date) shall be true and correct on and as of the particular Borrowing Date or the applicable Conversion/ Continuation Date or on the date of issuance, renewal or extension of any Letter of Credit, as the case may be, as though made on and as of such date; (ii) except as disclosed by the Borrower to the Agent in writing, no event has occurred since the date of the most recent financial statements delivered pursuant to Section 9.1(a) (or in the case of a borrowing prior to the delivery of such statements, October 31, 1998), that has caused a Material Adverse Effect; and (iii) no Event of Default or Default shall have occurred and be continuing.

                  (b) Borrowing Documents. On each Borrowing Date, the Agent shall have received a Notice of Borrowing in respect of the Loans delivered in accordance with Section 2.2.

                  (c)  Conversion/Continuation Documents. On each
         Conversion/Continuation Date, the Agent shall have received a Notice of Rate Change/Continuation.

                  (d) Letter of Credit Documents. On the date of the issuance, renewal or extension of any Letter of Credit, the Agent shall have received a Letter of Credit Request, delivered in accordance with
         Section 2.5.

         9. AFFIRMATIVE COVENANTS. The Borrower covenants and agrees that, so long as any Note shall remain unpaid, any Letter of Credit shall remain outstanding, or any Bank shall have any Commitment hereunder, the Borrower will:

                  9.1. REPORTING AND NOTICE REQUIREMENTS. Furnish to the Agent (with a copy for each Bank) for delivery to the Banks:

                  (a) Quarterly Financial Statements. As soon as available and in any event within sixty (60) days after the end of each fiscal quarter of the Borrower (excluding the fourth quarter), consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and consolidated statements of earnings, shareholders' equity and cash flow of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year of the Borrower and ending with the end of such fiscal quarter, setting forth in each case in comparative form corresponding consolidated figures for the corresponding period in the immediately preceding Fiscal Year of the Borrower, all in reasonable detail and certified by a Responsible Officer as presenting fairly the consolidated financial position of the Borrower and its Subsidiaries as of the date indicated and the results of their operations for the period indicated in conformity with GAAP, consistently applied, subject to changes resulting from year-end adjustments.

                  (b) Annual Financial Statements. As soon as available and in any event within one hundred and five (105) days after the end of each Fiscal Year of the Borrower, audited consolidated statements of earnings, shareholders' equity and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, and audited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year, setting forth in each case in comparative form corresponding consolidated figures for the immediately preceding year, all in reasonable detail and satisfactory in form, substance, and scope to the Agent, together with the unqualified opinion of independent certified public accountants of recognized national standing selected by the Borrower, stating that such financial statements fairly present the consolidated financial position of the Borrower and its Subsidiaries as of the date indicated and the consolidated results of their operations and cash flow for the period indicated in conformity with GAAP, consistently applied (except for such inconsistencies which may be disclosed in such report), and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

                  (c) Consolidated Statements. In the event that the Borrower or any of its Restricted Subsidiaries have made an Investment in an Unrestricted Subsidiary and such Investment continues to be outstanding, consolidated financial statements (balance sheets, statements of earnings, shareholders' equity and cash flow) of the Borrower and Restricted Subsidiaries. The consolidated financial statements referred to in this Section 9.1(c) will be provided within the time frame specified in Section 9.1(a) or 9.1(b), as appropriate, but will not be subject to audit and will not include customary footnotes.

                  (d) Compliance Certificate. Together with the delivery of any information required by Subsection (a) and Subsection (b) of this
         Section 9.1, a certificate in the form of Exhibit E hereto signed by a Responsible Officer, (i) stating that there exists no Event of Default or Default, or if any Event of Default or Default exists, specifying the nature thereof, the period of existence thereof, and what action the Borrower proposes to take with respect thereto; and (ii) setting forth such schedules, computations and other information as may be required to demonstrate that the Borrower is in compliance with its covenants in Sections 10.13 and 10.14 hereof.

                  (e) Notice of Default. Promptly after any Responsible Officer or the Corporate Controller of the Borrower knows or has reason to know that any Default or Event of Default has occurred, a written statement of a Responsible Officer of the Borrower setting forth the details of such event and the action which the Borrower has taken or proposes to take with respect thereto.

                  (f) Notice of Litigation. Promptly after any Responsible Officer or the Corporate Controller of the Borrower or of any Subsidiary obtaining knowledge of the commencement thereof, notice of any litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature which involves the reasonable possibility of any judgment or liability which could have a Material Adverse Effect and which notice does not require a waiver of the attorney-client privilege in respect of such litigation, proceeding or investigation, and upon request by the Agent or any Bank, details regarding such litigation which are satisfactory to the Agent or such Bank.

                  (g) Securities Filings. Promptly after the sending or filing thereof and in any event within fifteen (15) days thereof, copies of all reports which the Borrower sends to any of its securityholders, and copies of all reports (including each regular and periodic report (excluding registration statements on Form S-8)) and each registration statement or prospectus, which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange.

                  (h) ERISA Notices, Information and Compliance. The Borrower will, and will cause each of its ERISA Affiliates to deliver to the Agent, as soon as possible and in any event within ten (10) days after the Borrower or any of its ERISA Affiliates knows of the

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



         occurrence of any of the following, a certificate of the chief financial officer of the Borrower (or, if applicable, of the ERISA Affiliate) setting forth the details as to such occurrence and the action, if any, which the Borrower or ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed with or by the Borrower, an ERISA Affiliate, the PBGC or plan administrator with respect thereto:

                           (i) the establishment or adoption of any PBGC Plan, Multiemployer Plan or Multiple Employer Plan by the Borrower or any ERISA Affiliate on or after the Effective Date (a "Future Plan");

                           (ii) the occurrence of an ERISA Event with respect to any Future Plan;

                           (iii) the existence of an accumulated funding
                  deficiency (within the meaning of Section 302 of ERISA) with respect to any Future Plan as determined as of the end of each Fiscal Year of the Future Plan;

                           (iv) the making of an application to the Secretary of
                  the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or extension of any amortization period under Section 412 of the Code with respect to any Future Plan;

                           (v) the institution of a proceeding pursuant to
                  Section 515 of ERISA to collect delinquent contributions from the Borrower or an ERISA Affiliate with respect to a Future Plan;

                           (vi) the occurrence of any "prohibited transaction"
                  as described in Section 406 of ERISA or in Section 4975 of the Code, in connection with any Plan or any trust created thereunder; or

                           (vii) the failure to pay when due all amounts that
                  the Borrower or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as a contribution to such Plan.

                  Upon written request of the Agent, the Borrower will and will cause its ERISA Affiliates to obtain and deliver to the Agent, as soon as possible and in any event within ten (10) days from receipt of the request, a complete copy of the most recent annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service and copies of any other reports or notices which the Borrower or an ERISA Affiliate files with the Internal Revenue Service, PBGC or the United States Department of Labor or which the Borrower or an ERISA Affiliate receives from such Governmental Authority.

                  (i) Notice of New Subsidiaries. Within ten (10) days after the formation or acquisition of any Subsidiary of the Borrower, a certificate of a Responsible Officer notifying the Agent of such event.

                  (j) Notice of Material Adverse Effect. Promptly after any Responsible Officer or the Corporate Controller of the Borrower knows or has reason to know of the occurrence of any action or event which may cause a Material Adverse Effect, a written statement of the Responsible Officer of the Borrower setting forth the details of such action or event and the action which the Borrower has taken or proposes to take with respect thereto.

                  (k)   Eurodollar Rate Margin Certificate. Within fifty-five
         (55) days after the end of each fiscal quarter of the Borrower, a certificate in the form of Exhibit F hereto signed by a Responsible Officer, (i) setting forth (x) the ratio of Adjusted Debt to EBITDA plus Base Rent Expense for the four immediately preceding fiscal quarterly periods ending on such fiscal quarter, (y) subject to confirmation of the Dollar Equivalent Value by the Agent, the number of days that the Percentage Usage exceeded 50%, and the excess for each such day, in each case for which an increased Applicable Margin of 0.125% per annum had not been assessed by the Banks and paid by Borrower, and (z) the resultant Applicable Margin determined as of the end of the relevant fiscal quarter for the four fiscal quarters ending on such date and (ii) setting forth such computations and other financial information as may be required to determine such ratio of Adjusted Debt to EBITDA plus Base Rent Expense.

                  (l) Other Information. Such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Bank through the Agent may from time to time reasonably request.

                  9.2.  CORPORATE EXISTENCE. Except as otherwise permitted by
Section 10.4 and except for the liquidation of Men's Wearhouse (Canada), Inc., TMW Moores Group, Inc., Value Priced Clothing II, Inc. and The Men's Wearhouse (Nevada) Inc., remain, and cause each Restricted Subsidiary to remain, (i) a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, with the power to own its properties and to carry on its business; and (ii) duly qualified to do business and in good standing in every jurisdiction where such qualification is necessary and where failure to be so qualified would have a Material Adverse Effect.

                   9.3. BOOKS AND RECORDS. Maintain, and cause each Subsidiary to maintain, complete and accurate books of record and account in accordance with sound accounting practices in which true, full and correct entries will be made of all its dealings and business affairs.

                  9.4. INSURANCE. Maintain, and cause each Subsidiary to maintain, insurance of such types as Similar Businesses with financially sound and reputable insurance companies and associations (or as to workers' compensation or similar insurance, in an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on), including without limitation public liability insurance, casualty insurance against loss or damage to its Properties, assets and businesses now owned or hereafter acquired, and business interruption insurance, and in such amounts as such insurance is usually carried by Similar Businesses.

                  9.5. RIGHT OF INSPECTION. In each case subject to the last sentence of this Section 9.5, from time to time during regular business hours upon reasonable notice to the Borrower and at no cost to the Borrower (unless a Default or Event of Default shall have occurred and be continuing at such time) permit, and cause each Subsidiary to permit, any officer, or employee of, or agent designated by, the Agent or any Bank to visit and inspect any of the Properties of the Borrower or any Subsidiary, examine the Borrower's or such Subsidiary's corporate books or financial records, take copies and extracts therefrom and discuss the affairs, finances and accounts of the Borrower or any Subsidiary with the Borrower's or such Subsidiary's officers or certified public accountants (subject to the agreement of such accountants), all as often as the Agent or any Bank may reasonably desire. At the request of the Agent, the Borrower will use its best efforts to assure that its certified public accountants agree to meet with the Banks to discuss such matters related to the affairs, finances and accounts of the Borrower or any Subsidiary as they may request; provided that a representative of the Borrower shall be present during any such discussions with such certified public accountants. Each of the foregoing inspections shall be made subject to compliance with applicable safety standards and the same conditions applicable to Borrower or any Restricted Subsidiary in respect of property of that Borrower or any Restricted Subsidiary on the premises of Persons other than Borrower or any Restricted Subsidiary, and all information, books and records furnished or requested to be furnished, or of which copies, photocopies or photographs are made or requested to be made, all information to be investigated or verified and all discussions conducted with any officer, employee or representative of Borrower or any Restricted Subsidiary shall be subject to any applicable attorney-client privilege exceptions which Borrower or any Restricted Subsidiary determines is reasonably necessary and compliance with conditions to disclosures under non-disclosure agreements between any Borrower or any Restricted Subsidiary and Persons other than Borrower or any Restricted Subsidiary and the express undertaking of each Person acting at the direction of or on behalf of any Bank or Agent to be bound by the confidentiality provisions of Section 13.21 of this Agreement.

                  9.6. MAINTENANCE OF PROPERTY. At all times maintain, preserve, protect and keep, and cause each Restricted Subsidiary to at all times maintain, preserve, protect and keep, or cause to be maintained, preserved, protected and kept, its Property in good repair, working order and condition (ordinary wear and tear excepted) and, from time to time, will make, or cause to be made, all repairs, renewals, replacements, extensions, additions, betterments and improvements to its Property as are appropriate, so that each of (a) (i) the Borrower and (ii) the Borrower and its Restricted Subsidiaries, taken as a whole, maintain their current line of business, and (b) the business carried on in connection therewith may be conducted properly and efficiently at all times.

                  9.7. GUARANTEES OF CERTAIN RESTRICTED SUBSIDIARIES; PLEDGE AGREEMENT. (a) Immediately upon the designation, formation or acquisition of any Restricted Subsidiary (and

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



until designated an Unrestricted Subsidiary in accordance with the terms hereof), cause such Restricted Subsidiary to provide to the Agent for the benefit of the Banks a guaranty of the obligations of the Borrower under this Agreement which shall be in the form of the guaranty supplement which is set forth as Exhibit A to the Guaranty Agreement attached hereto as Exhibit G (each, a "Guaranty"), together with written evidence satisfactory to Agent and its counsel that such Restricted Subsidiary has taken all corporate and other action and obtained all consents necessary to duly approve and authorize its execution, delivery and performance of the Guaranty, any other documents which it is required to execute, and an opinion of counsel to such Restricted Subsidiary in form, scope and substance acceptable to the Agent; provided, however, any Subsidiary organized under the laws of any jurisdiction other than a jurisdiction located in the United States of America (unless treated as a U.S. taxpayer under Section 7701 of the Code and the regulations issued thereunder, or any successor provisions) shall not be required to execute and deliver a Guaranty (any such Restricted Subsidiary herein referred to as a "Non-Guaranteeing Restricted Subsidiary"). It is agreed and understood that the agreement of the Borrower under this Section 9.7 to cause any such Restricted Subsidiary to provide to the Agent for the benefit of the Banks a Guaranty is a condition precedent to the making of the Loans and the issuance of Letters of Credit pursuant to this Agreement and that the entry into this Agreement by the Banks constitutes good and adequate consideration for the provision of such Guaranty. It is agreed and understood that the Borrower contemplates the liquidation of Men's Wearhouse (Canada), Inc., TMW Moores Group, Inc., The Men's Wearhouse (Nevada) Inc. and Value Priced Clothing II, Inc. and the distribution of their assets to the Borrower and Value Priced Clothing, Inc., respectively. Consequently, the guaranty of such Subsidiaries will not be required on the Closing Date and the Borrower covenants that such Subsidiaries shall remain dormant and inactive until such liquidation. However, each such Subsidiary shall be a Restricted Subsidiary, and if any such Subsidiary has not been liquidated and dissolved by February 12, 1999, then such Subsidiary shall then be required to execute and deliver a Guaranty pursuant to the provisions of this Section
9.7. In addition, it is agreed and understood that because Moores The Suit People U.S., Inc. is a de minimis Subsidiary, such Subsidiary shall be a Restricted Subsidiary but shall not be required to execute a Guaranty as of the Closing Date. If there is a substantial increase in the net worth of Moores The Suit People U.S., Inc. after the Closing Date, the Borrower agrees to cause such Restricted Subsidiary to become a Guarantor upon the request of the Agent.

                  (b) Upon consummation of the Moores Acquisition, the Parent shall cause the Pledgors to execute and deliver the Pledge Agreement, together with written evidence satisfactory to Agent and its counsel that each Pledgor has taken all corporate and other action and obtained all consents necessary to duly approve and authorize its execution, delivery and performance of the Pledge Agreement, any other documents which it is required to execute, and an opinion of counsel to each Pledgor in form, scope and substance acceptable to the Agent.

                  9.8. ACCOUNTING PRINCIPLES. If any changes in accounting principles from those used in the preparation of the financial statements referenced in Section 9.1 are adopted by the Borrower and such changes result in a change in the method of calculation or the interpretation of any of the financial covenants, standards or terms found in Section 9.1, Section 10.13, Section 10.14 or any other provision of this Agreement, deliver to the Agent a reconciliation prepared by a Responsible Officer showing the effect of such changes hereunder; provided that the Borrower and the Banks agree to amend any such affected terms and provisions so as to reflect such changes with the result that the criteria for evaluating Borrower's or such Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made.

                  9.9. PATENTS, TRADEMARKS AND LICENSES. Maintain, and cause each Restricted Subsidiary to maintain, all assets, licenses, patents, copyrights, trademarks, service marks, trade names, permits and other Governmental Approvals necessary to conduct its business except where the failure to so maintain is not reasonably likely to have a Material Adverse Effect.

                  9.10. TAXES; OBLIGATIONS. Pay and discharge, and cause each Subsidiary to pay and discharge, before they become delinquent, all taxes, assessments, and governmental charges or levies imposed upon the Borrower, any Subsidiary or upon the income or any Property of the Borrower or any Subsidiary as well as all material claims and obligations of any kind (including, without limitation, claims for labor, materials, supplies, and rent) which, if unpaid, might become a Lien upon any Property of the Borrower or any Restricted Subsidiary; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of the Borrower or any such Subsidiary and, if required under GAAP, the Borrower or any such Subsidiary shall have established adequate reserves therefor.

         10. NEGATIVE COVENANTS. So long as any Note shall remain unpaid, any Letter of Credit shall remain outstanding, or any Bank shall have any Commitment hereunder:

                  10.1. LIENS. The Borrower shall not, and shall not permit any Restricted Subsidiary to, create, assume or permit to exist any Lien (including the charge upon assets purchased under a conditional sales agreement, purchase money mortgage, security agreement or other title retention agreement) upon any of its Properties, whether now owned or hereafter acquired, or assign or otherwise convey any right to receive income, other than:

                  (a)   Permitted Liens;

                  (b)   Liens existing on the Closing Date and described on
         Schedule 10.1 attached hereto and made a part hereof and any Lien securing the Debt described in Section 10.2(c)(ii) and Liens extending the duration of any such existing Lien; provided that the principal amount secured by such Lien is not increased and the extended Lien does not cover any Property of the Borrower or any Restricted Subsidiary which is not covered by the provisions of the instruments, as in effect on the Closing Date, providing for the existing Lien extended thereby;

                  (c) Liens securing the Debt permitted by Section 10.2(b), 10.2(e) and 10.2(f) hereof;

                  (d)   Liens created by the Pledge Agreement;

                  (e) purchase options granted to Golden Moores Finance Company pursuant to the Subscription Agreement to purchase Capital Stock of Moores Retail Group Inc.; and

                  (f) rights of the holders of the Exchangeable Shares to exchange such shares for Capital Stock of the Borrower pursuant to the Combination Agreement.

                  10.2. DEBT. The Borrower will not create or suffer to exist, and will not permit any Restricted Subsidiary to create, incur, assume or suffer to exist, any Debt except as set forth below, all of which shall be "Permitted Debt":

                  (a) Debt of the Borrower and the Guarantors to the Banks, the Agent and the Issuing Bank evidenced by any Loan Document;

                  (b) in addition to Debt otherwise permitted to be incurred by the Borrower or any Restricted Subsidiary, as the case may be, by this Section 10.2, secured or unsecured Debt of the Borrower or any Restricted Subsidiary to Persons (other than the Borrower or any Subsidiary) (other than the type of Debt permitted by Subsections (e) and (f) hereof); provided that (i) at no time shall the aggregate amount of all such Debt of the Borrower and the Restricted Subsidiaries permitted by this Section 10.2(b) exceed 7 1/2% of Consolidated Net Worth, of which secured Debt may constitute no more than 4% of Consolidated Net Worth and (ii) such Debt shall not be incurred when a Default or Event of Default exists or would result therefrom;

                  (c) (i) Debt of the Borrower or any Restricted Subsidiary to any Person (other than to the Borrower or any Subsidiary) and (ii) secured or unsecured Debt of Moores The Suit People U.S., Inc. to Moores Retail Group Inc. and Golden Brand Clothing (Canada) Ltd., in each case existing on the date hereof and described on Schedule 10.2 attached hereto and made a part hereof; provided that such Debt is not increased;

                  (d) unsecured Debt of the Borrower to any Restricted Subsidiary, and unsecured Debt of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; provided that (i) in each case the term and provisions of such Debt shall be subject to Section 10.8, (ii) any such unsecured Debt of the Borrower or any Guarantor shall be subordinated in form and substance satisfactory to the Majority Banks to the Obligations, (iii) any such unsecured Debt is incurred when no Default or Event of Default exists or would result therefrom, and (iv) the aggregate principal amount of all Debt of the Non-Guaranteeing Restricted Subsidiaries (except as permitted by
         Section 10.2(h)) to the

         Borrower and the Guarantors shall not exceed the lesser of (A) $30,000,000 and (B) 10% of the Consolidated Net Worth;

                  (e) Debt of the Borrower or any Restricted Subsidiary representing Capital Leases; provided that at no time shall the aggregate amount of such Debt of the Borrower and its Restricted Subsidiaries permitted by this Section 10.2(e) exceed 5% of Consolidated Net Worth;

                  (f) Debt relating to Sale and Lease-Back Transactions permitted under Section 10.6(c);

                  (g) unsecured Debt incurred in the ordinary course of business for the purchase of inventory, including deferred purchases of inventory;

                  (h)  intercompany Debt described in Section 10.5(l);

                  (i) other unsecured Debt of the Borrower or any Restricted Subsidiary to Persons (other than the Borrower or any Subsidiary) (other than the type of Debt permitted under Subsections (e) and (f) hereof) provided that (i) the aggregate amount thereof plus the aggregate amount of Debt outstanding which is permitted by Section 10.2(b) shall not exceed $100,000,000, (ii) such Debt shall not require any principal payment, repurchase, redemption or defeasance prior to (or the deposit of any payment or property or sinking fund payment in respect of), or have a maturity shorter than, 90 days after the Maturity Date, (iii) such Debt shall be on terms no more restrictive than those set forth in the Loan Documents, and (iv) such Debt shall not be incurred when a Default or Event of Default exists or would result therefrom; and

                  (j) Debt under the Related Facilities, including guarantees thereof.

                  For purposes of this Section 10.2, any Debt (1) which is extended, renewed or refunded shall be deemed to have been incurred when extended, renewed or refunded, (2) of a Person when it becomes, or is merged into, or is consolidated with a Restricted Subsidiary or the Borrower shall be deemed to have been incurred at that time, (3) which is permitted by Section 10.2(d) and which is owing to a Restricted Subsidiary when it ceases to be a Restricted Subsidiary shall be deemed to have been incurred at that time, (4) of a Restricted Subsidiary which is owing to the Borrower or any other Restricted Subsidiary shall be deemed to have been incurred at the time the Borrower or such other Restricted Subsidiary disposes of such Debt to any Person other than the Borrower or a Restricted Subsidiary, and (5) which is Debt of the Borrower or a Restricted Subsidiary consisting of a reimbursement obligation in respect of a letter of credit or similar instrument shall be deemed to be incurred when such letter of credit or similar instrument is issued.


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



                  10.3. RESTRICTED PAYMENTS. The Borrower will not directly or indirectly, and will not permit any Restricted Subsidiary to directly or indirectly, declare or make any dividend payment or other distribution of Properties, cash, rights, obligations or securities on account of any shares of any class of Capital Stock of or any partnership or other interest in the Borrower or any Subsidiary, or purchase, redeem, retire or otherwise acquire for value (or permit any Subsidiary to do so) any shares of any class of Capital Stock of the Borrower or any Subsidiary or any warrants, rights or options to acquire any such Capital Stock, partnership interests or other interests, now or hereafter issued, outstanding or created (all the foregoing being herein collectively referred to as "Restricted Payments"); provided that:

                  (a) the Borrower and each Subsidiary may declare and make any dividend payment or other distribution payable in common stock of the Borrower or any Subsidiary to the extent that such dividends in stock are payable only with respect to stock of the same type or class,

                  (b) the Borrower and each Restricted Subsidiary (if such Preferred Stock is issued to the Borrower) may pay or declare any dividend in respect of Preferred Stock of the Borrower or such Restricted Subsidiary,

                  (c) any Subsidiary may declare and make a dividend or other distribution to the Borrower or any Restricted Subsidiary; provided that no Guarantor may declare and make a dividend or other distribution to any Non-Guaranteeing Restricted Subsidiary,

                  (d) from and after the Closing Date the Borrower may (i) repurchase shares of its common stock and (ii) purchase, redeem or otherwise acquire shares of Capital Stock in connection with the payment for the exercise of options granted to an employee or director pursuant to an employee or director stock option plan or withhold shares otherwise issuable upon the exercise of an option in connection with the payment of any federal or state taxes resulting from the exercise of any such option; provided that all such payments pursuant to this Section 10.3(d) may not exceed $30,000,000 in the aggregate,

                  (e) from and after the Closing Date, the Borrower may make payments not to exceed an aggregate amount of $500,000 to its shareholders required in connection with any stock split or stock dividend with respect to its common stock in order to avoid the issuance of fractional shares of its common stock,

                  (f) Moores Retail Group Inc. may make payments to Golden Moores Finance Company and Golden Moores Finance Company may acquire the Capital Stock of Moores Retail Group Inc., in each case pursuant to the Subscription Agreement; and

                  (g) the Borrower or any Restricted Subsidiary may make capital contributions of, and deliver, Capital Stock of the Borrower to any Restricted Subsidiary to effectuate an exchange for the Exchangeable Shares;

                  further provided however that prior to and after giving effect to any such proposed dividend, distribution, purchase, redemption, retirement or acquisition for value, no Default or Event of Default has occurred or would exist.

                  10.4. MERGERS; CONSOLIDATIONS; SALE OR OTHER DISPOSITIONS OF ALL OR SUBSTANTIALLY ALL ASSETS. The Borrower will not, and will not permit any Restricted Subsidiary to, merge, amalgamate or consolidate with or into any other Person, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (i.e., assets which could not otherwise be disposed of pursuant to Section 10.6) (whether now owned or hereafter acquired) to any other Person; provided that:

                  (a) any Restricted Subsidiary may merge, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets to, any Guarantor (provided that in the case of any such merger, amalgamation or consolidation, the Guarantor shall be the surviving entity);

                  (b) any Restricted Subsidiary may merge, amalgamate or consolidate with or into any Person; provided that the surviving entity shall be a Guarantor, further provided that prior to and after giving effect thereto, no Default or Event of Default has occurred or would exist;

                  (c) any Restricted Subsidiary may merge, amalgamate or consolidate with or into or transfer all or substantially all of its assets to the Borrower (provided that in the case of any such merger, amalgamation or consolidation to which the Borrower is a party, the Borrower shall be the surviving entity);

                  (d) the Borrower may merge, amalgamate or consolidate with or into any Person; provided that in the case of any such merger, amalgamation or consolidation to which the Borrower is a party, the Borrower shall be the surviving entity and, further provided that prior to and after giving effect thereto, no Default or Event of Default has occurred or would exist; and

                  (e) any Non-Guaranteeing Restricted Subsidiary may merge, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets to, any other Non-Guaranteeing Restricted Subsidiary.

                  10.5. INVESTMENTS, LOANS AND ADVANCES. The Borrower will not, and will not permit any Restricted Subsidiary to, (i) (a) make or permit to remain outstanding any Investment in, (b) endorse, or otherwise be or become contingently liable, directly or indirectly, for the payment of money or the obligations, stock or dividends of, (c) own, purchase or acquire any Capital Stock, obligations, evidences of indebtedness or securities of, or any other equity interest in (including any option, warrant or other right to acquire any of the foregoing), or (d) make or permit to remain outstanding any capital contribution to, any Person (other than in the Borrower or a Guarantor), or (ii) otherwise make, incur, create, assume or suffer to exist any Investment in any other Person (other than in the Borrower or a Guarantor), or purchase or acquire the assets of any other Person (other than in the Borrower or a Guarantor) constituting a business unit (excluding, in any event, the contingent liability of a general partner for the obligations of its partnership arising under law due to the nature of its general partnership interest) (collectively, "Restricted Investments"), except that:

                  (a) the Borrower and its Restricted Subsidiaries may make or permit to remain outstanding Restricted Investments to the extent within the prohibitions of, and permitted by, Sections 10.4 and 10.6;

                  (b) the Borrower or any Restricted Subsidiary may acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Restricted Subsidiary;

                  (c) the Borrower or any Restricted Subsidiary may own, purchase or acquire Cash Equivalents;

                  (d) the Borrower or any Restricted Subsidiary may permit to remain outstanding guarantees resulting from endorsement of instruments for collection in the ordinary course of business;

                  (e) the Borrower and its Restricted Subsidiaries may make or permit to remain outstanding loans to employees (not including payments covered by subsection (f) of this Section 10.5) made in the ordinary course of business in an aggregate amount not to exceed at any time $4,000,000;

                  (f) the Borrower and its Restricted Subsidiaries may make or permit to remain outstanding payment by the Borrower of premiums on life insurance policies naming George Zimmer as insured as provided for in that certain Split-Dollar Agreement, dated November 25, 1994, among the Borrower, George Zimmer and David Edwab, as Co-Trustee, a copy of which has been delivered to the Agent, and payment by the Borrower of premiums on similar life insurance policies naming David Edwab, Richard Goldman and James E.
         Zimmer as insureds;

                  (g) the Borrower and the Restricted Subsidiaries may make or permit to remain outstanding intercompany loans and advances which are permitted under Section 10.2(d) hereof;

                  (h) the Borrower and its Restricted Subsidiaries may make or permit to remain outstanding Investments in Unrestricted Subsidiaries; provided that all such Investments of the Borrower and its Restricted Subsidiaries shall be subject to Section 10.19;

                  (i) the Borrower and its Restricted Subsidiaries may make or permit to remain additional outstanding Restricted Investments (other than the types of Restricted Investments permitted under Subsections
         (a) through (h) and (j) through (l) hereof) (including, without limitation, Restricted Investments in Non-Guaranteeing Restricted Subsidiaries), provided that all such Restricted Investments of the Borrower and its Restricted Subsidiaries shall not exceed in an aggregate amount at any time 7 1/2% of Consolidated Net Worth; provided that, prior to and immediately after making such Restricted Investments, no Default or Event of Default has occurred and is continuing or would exist; further provided (i) if such Restricted Investment also constitutes an Acquisition as that term is defined under Section 10.13, such Restricted Investment will be governed by
         Section 10.13 hereof in lieu of this Section 10.5, and (ii) if such Restricted Investment is in a Unrestricted Subsidiary, such Restricted Investment is governed by Section 10.5(h) hereof in lieu of this
         Section 10.5(i);

                  (j) the Borrower and its Restricted Subsidiaries may make or permit to remain outstanding Investments (excluding Acquisitions, which shall be governed by Section 10.13) made by an exchange of stock for stock or stock for assets;

                  (k) (i) Golden Moores Finance Company may make Investments in Moores Retail Group Inc. pursuant to the Subscription Agreement,
         (ii) the Borrower may contribute shares of its Capital Stock to Golden Moores Company pursuant to the Combination Agreement, and (iii) Golden Moores Company may make contributions to Moores Retail Group Inc. of Capital Stock of the Borrower pursuant to the Combination Agreement; and

                  (l) in connection with the closing of the Related Facilities, pursuant to the Intercompany Credit Agreements, Golden Moores Finance Company may make a term loan to Moores Retail Group Inc. in the principal amount of C$75,000,000 and Moores Retail Group Inc. may make term loans to Golden Brand Clothing (Canada) Ltd. and Moores The Suit People Inc. in the respective amounts of C$50,000,000 and C$25,000,000.

                  10.6. SALE OR OTHER DISPOSITION OF LESS THAN SUBSTANTIALLY ALL ASSETS; SALE AND LEASEBACKS. The Borrower will not, and will not permit any Restricted Subsidiary to, sell, assign, lease, exchange, transfer or otherwise dispose of (whether in one transaction or in a series of related transactions) part, but less than all or substantially all, of its respective Property to any other Person (whether now owned or hereafter acquired); provided however that:

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



                  (a) the Borrower or any Restricted Subsidiary may in the ordinary course of business dispose of Property to Persons (other than the Borrower or any Restricted Subsidiary, as to which the provisions of Section 10.6(e) shall apply) consisting of (i) Inventory, (ii) goods or equipment that are, in the reasonable opinion of the Borrower or such Restricted Subsidiary, obsolete or unproductive, and (iii) (except in connection with any Sale and Lease-Back Transaction, which shall be governed solely by Subsection (c) hereof) other assets if, after giving effect to such sale, exchange, transfer or other disposition (1) the aggregate Fair Market Value (without duplication) of (i) all assets of the Borrower and its Restricted Subsidiaries sold, exchanged, transferred or otherwise disposed of (on a consolidated basis) (but excluding assets sold, exchanged, transferred or otherwise disposed of pursuant to any other subsection of this Section 10.6) during the period of 12 consecutive months previously preceding such sale, exchange, transfer or other disposition and (ii) the assets of all Restricted Subsidiaries, the stock of which have been sold or otherwise disposed of pursuant to this Section 10.6(a) during such 12 month period shall not exceed 5% of Consolidated Net Worth as of the end of the fiscal quarter immediately preceding or coinciding with such sale, exchange, transfer or other disposition, and (2) the assets described in the foregoing subclauses (i) and (ii) shall not have contributed more than 5% of EBITDA for the four most recently completed fiscal quarters taken as a single accounting period;

                  (b) the Borrower may sell, transfer or otherwise dispose of its common stock being held by it as treasury stock;

                  (c) the Borrower may enter into Sale and Lease-Back Transactions with any Person (other than an Unrestricted Subsidiary or a Non-Guaranteeing Restricted Subsidiary) during the period from the Closing Date to the Maturity Date relating to sales of real property and related fixtures and improvements in an aggregate amount (calculated on the basis of Fair Market Value) not exceeding (i) the sum of (A) $16,000,000 for the Fiscal Year 1998 plus (B) $3,000,000 for each Fiscal Year thereafter, minus (ii) the aggregate amount sold under sale-leaseback transactions previously entered into under this Section 10.6(c);

                  (d) to the extent such sale, assignment, lease, exchange, transfer or disposition is also a disposition of Properties subject to
         Section 10.3, the Borrower and its Restricted Subsidiaries may make such sale, assignment, lease, exchange, transfer or disposition to the extent permitted by Section 10.3;

                  (e) the Borrower and its Restricted Subsidiaries may sell, assign, lease, transfer or otherwise dispose of (whether in one transaction or in a series of transactions) part, but less than all or substantially all, of its respective Property to the Borrower or any other Restricted Subsidiary to the extent within the prohibitions of, and permitted by, Section 10.4 (to the same extent in respect of all or substantially all of its assets) and Section 10.5; and


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



                  (f) Golden Moores Company and/or Moores Retail Group Inc. may exchange its shares of Capital Stock of the Borrower in exchange for the Exchangeable Shares pursuant to the Combination Agreement.

                  10.7. USE OF PROCEEDS. The Borrower will not use, nor permit the use of, all or any portion of any Loan for any purpose except as described in Section 6 hereof.

                  10.8. TRANSACTIONS WITH AFFILIATES. Except as permitted in
Section 10.5(f) and except for the transactions contemplated by the Intercompany Credit Agreements and the Subscription Agreement, the Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, engage in any transaction with any Affiliate or any shareholder, officer or director of the Borrower or of any Affiliate, including, without limitation, the purchase, sale or exchange of assets or the rendering of any service, except in the ordinary course of business and pursuant to the reasonable requirements of the business of the Borrower or such Restricted Subsidiary, as the case may be, and upon fair and reasonable terms that are not less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than those which might be obtained in an arm's-length transaction at the time from wholly independent and unrelated sources.

                  10.9. NATURE OF BUSINESS. The Borrower will not, and will not permit any Restricted Subsidiary to, make any material change in the nature of the business conducted by the Borrower and its Restricted Subsidiaries, taken as a whole.

                  10.10. ISSUANCE AND DISPOSITION OF SHARES. The Borrower will not (i) issue or have outstanding, or permit any Restricted Subsidiary to issue or have outstanding, any Preferred Stock or Disqualified Capital Stock, or any warrants, options, conversion rights or other rights to subscribe for, purchase, or acquire any Preferred Stock or Disqualified Capital Stock, (ii) or permit any Restricted Subsidiary to, issue, sell or otherwise dispose of options which by their terms require the Borrower or any Restricted Subsidiary to purchase or acquire any Capital Stock or other equity securities, and (iii) permit any Restricted Subsidiary to, issue, sell or otherwise dispose of to any Person other than the Borrower or any Restricted Subsidiary, any shares of its Capital Stock or other equity securities, or any warrants, options, conversion rights or other rights to subscribe for, purchase, or acquire any Capital Stock or other equity securities; provided, however, the foregoing shall not prohibit (a) Preferred Stock of the Borrower which is not Disqualified Capital Stock, (b) the Exchangeable Shares, (c) stock options granted under employee or director stock option plans which provide that the exercise price may be paid with shares of the Borrower's common stock or that the optionee may satisfy any withholding tax requirements upon exercise of the option by having the Borrower withhold shares otherwise issuable upon such exercise, (d) Preferred Stock of any Restricted Subsidiary owned by the Borrower and (e) the transactions contemplated by the Subscription Agreement. The Borrower will not permit any Restricted Subsidiary to issue or have outstanding any Capital Stock (other than to the Borrower or a Restricted Subsidiary) and will not permit any Person (other than the Borrower or a Restricted Subsidiary) to own any Capital Stock of a Restricted Subsidiary, except for the Exchangeable Shares and directors' qualifying shares.

                  10.11. ERISA. The Borrower shall not and shall not permit any ERISA Affiliate to:

                  (a) do any of the following, which in the aggregate would reasonably be expected to have a Material Adverse Effect:

                           (i) engage in any transaction which it knows or has
                  reason to know could result in a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by
                  Section 4975 of the Code;

                           (ii) fail to make any payments when due to any
                  Multiemployer Plan that the Borrower or an ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

                           (iii) incur withdrawal liability under ERISA with
                  respect to a Multiemployer Plan;

                           (iv) voluntarily terminate or, in the case of a
                  "substantial employer" as defined in Section 4001(a)(2) of ERISA, withdraw from any Plan if such termination or withdrawal could result in the imposition of a Lien on the Borrower or an ERISA Affiliate under Section 4068 of ERISA;

                           (v) fail to make any required contribution when due
                  to any Plan subject to Section 412(n) of the Code that with the passage of time would likely result in a Lien upon the properties or assets of the Borrower or an ERISA Affiliate;

                           (vi) adopt any amendment to a Plan, the effect of
                  which is to increase the "current liability" under the Plan as defined in Section 302(d)(7) of ERISA;

                           (vii) act or fail to act, if, as a result thereof, an
                  event similar to any of those referred to in clauses (i) to
                  (vi) would likely occur under the applicable laws of a foreign country; or

                  (b) permit any Plan subject to Title IV of ERISA to have an accumulated funding deficiency (as defined in Section 302 of ERISA) as of the end of any Fiscal Year of the Plan; or

                  (c) permit the adoption, implementation or amendment of any unfunded deferred compensation agreement or other arrangement of a similar nature irrespective of whether subject to the funding requirements of ERISA which could reasonably be expected to have a Material Adverse Effect.

                  10.12. DISCOUNT OR SALE OF RECEIVABLES. The Borrower will not discount or sell, nor permit any Restricted Subsidiary to discount or sell, any of its notes receivable, receivables under leases or other accounts receivable, other than in the ordinary course of collections of delinquent notes and receivables, provided that, notwithstanding the foregoing, the Borrower and any Restricted Subsidiary may, in the normal course of its business, acquire such assets and sell such assets at Fair Market Value.

                  10.13. ACQUISITIONS. The Borrower will not, and will not permit any Restricted Subsidiary to, acquire by purchase or merger (a) the power to direct or cause the direction of the management and policies of any other Person (other than the Borrower or any Subsidiary), directly or indirectly, whether through the ownership of voting securities or by contract or otherwise or (b) more than 20% of the Capital Stock or other equity interest of any such other Person or all or substantially all of the assets or Properties of any such other Person (the events described in clauses (a) and (b) of this Section 10.13 herein referred to as "Acquisitions"), except that the Borrower or any Restricted Subsidiary may make such Acquisitions if:

                  (i) (excluding the Moores Acquisition), after giving effect thereto, the aggregate cash consideration paid for all such Acquisitions plus any Debt assumed or incurred in connection therewith does not exceed an amount equal to $75,000,000 (provided, however, such amount shall be increased to $100,000,000 so long as the aggregate equity component of all such Acquisitions is not less than 30% of the total consideration paid for all such Acquisitions) (provided that, notwithstanding the limitations of Section 10.13(i), the Borrower or any Restricted Subsidiary may participate in an exchange of stock for stock or stock for assets with such Person, which exchange shall be excluded from the provisions of this Section 10.13(i));

                  (ii) prior to and immediately after making such Acquisition, no Default or Event of Default has occurred and is continuing or would exist; and

                  (iii) in the case of the purchase of the capital stock or other equity interest of any such other Person, such Person shall be designated a Restricted Subsidiary.

                  10.14. CERTAIN FINANCIAL TESTS. (a) Consolidated Net Worth. The Borrower will not permit Consolidated Net Worth at any time to be less than an amount equal to the sum of (i) $245,000,000 plus (ii) seventy-five percent (75%) of cumulative positive Consolidated Net Income, from January 30, 1999 through the determination date and without deduction for losses in Consolidated Net Income, plus (iii) fifty percent (50%) of net cash proceeds received by the Borrower or a Restricted Subsidiary in consideration for the issuance of shares of any Capital Stock of the Borrower or any Restricted Subsidiary to any Person (other than the Borrower or any Subsidiary) on or after January 30, 1999 (excluding any proceeds from (i) any issuance resulting from the conversion of Debt to equity and (ii) the issuance and conversion of the Exchangeable Shares).

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



                  (b) Leverage Ratio. The Borrower shall not permit the ratio of (i) Adjusted Debt to (ii) EBITDA plus Base Rent Expense to exceed (i) during Fiscal Year 1999, 4.75 to 1.00 and, (ii) thereafter, 4.50 to 1.00, determined in each case on the last day of each fiscal quarterly period for the four fiscal quarters ending on such date.

                  (c) Fixed Charge Ratio. The Borrower shall not permit its Fixed Charge Ratio to be less than (i) during Fiscal Year 1999, 1.30 to 1.00 ,
(ii) during Fiscal Year 2000, l.35 to 1.00, and (iii) thereafter, 1.40 to 1.00, determined in each case on the last day of each fiscal quarterly period for the four fiscal quarters ending on such date.

                  (d) Current Ratio. The Borrower will not permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.50 to 1.00 determined on the last day of each fiscal quarterly period.

                  (e) Consolidated Net Worth Attributable to Foreign Assets. The Borrower will not permit the percentage of Consolidated Net Worth of the Borrower and its Restricted Subsidiaries attributable to operating assets (exclusive of Inventory in process of, or held for, manufacture) located outside the United States, Canada and the United Kingdom at any time to be greater than ten percent (10%).

                  10.15. REGULATIONS T, U AND X. The Borrower will not take or permit, and will not permit any Subsidiary to take or permit, any action which would involve the Agent or the Banks in a violation of Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or a violation of the Securities Exchange Act of 1934, in each case as now or hereafter in effect.

                  10.16. STATUS. The Borrower will not, and will not permit any Subsidiary to:

                  (i) be or become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

                  (ii) be or become a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  10.17. COMPLIANCE WITH LAWS. The Borrower will not fail to comply, nor permit any Restricted Subsidiary to fail to comply, in all material respect with all Laws.


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



                  10.18. UNRESTRICTED SUBSIDIARIES.

                  (a) The Borrower will not, and will not permit any Restricted Subsidiaries to, create or otherwise designate any Subsidiary as an Unrestricted Subsidiary or as a Restricted Subsidiary unless the terms set forth in the definition of Unrestricted Subsidiary or Restricted Subsidiary, as the case may be, are complied with respect to such Subsidiary.

                  (b) The Borrower will not, and will not permit any Restricted Subsidiary to, permit any Unrestricted Subsidiary to fail to comply with the requirements set forth in the definition of "Unrestricted Subsidiary."

                  10.19. INVESTMENTS IN UNRESTRICTED SUBSIDIARIES. The sum of the Fair Market Value of all Restricted Investments in Unrestricted Subsidiaries permitted by Section 10.5(h) (calculated at the time of such Investment) shall not exceed $50,000,000 in the aggregate at any time, nor shall the same be incurred if prior to or immediately thereafter a Default or Event of Default has occurred or would exist. For purposes of this Section 10.19, any such Restricted Investment to or for the benefit of a Person other than an Unrestricted Subsidiary shall be deemed to be incurred at the time any such Person becomes an Unrestricted Subsidiary.

                  10.20. NO COMMINGLING OF ASSETS, ETC. (a) Except (i) as among the Borrower and the Guarantors and (ii) as set forth in Section 10.20(b), the Borrower and each Subsidiary shall not commingle its assets with those of any other Person and its funds and other assets shall be separately identified and segregated from those of any other Person. Except (i) as among the Borrower and the Guarantors and (ii) as set forth in Section 10.20(b), the Borrower and each Subsidiary shall pay from the assets of the Borrower and its Subsidiaries all liabilities, obligations and indebtedness of any kind incurred by such Person and, except as otherwise expressly permitted in this Agreement, shall not pay from its assets any liabilities, obligations or indebtedness of any other Person. Except as among the Borrower and the Guarantors, the Borrower and each Subsidiary shall maintain its corporate, financial and accounting books and records separate from those of any other Person. Except as among the Borrower and the Guarantors, the Borrower and each Subsidiary shall indicate in such statements and records the separateness of such Person's assets and liabilities from those of any other Person. Except (i) as among the Borrower and the Guarantors and (ii) in the case of registered "d.b.a." names, the Borrower and each Subsidiary shall not, at any time, hold itself out to the public (including, without limitation, any creditors of any of its Affiliates) under the name of any other Person.

                  (b) The restrictions set forth in the first two sentences of Section 10.20(a) shall not prohibit the Borrower or any Subsidiary from commingling funds and paying the liabilities of any other Person in connection with the ordinary course of its operations, in an aggregate amount not to exceed $1,000,000.

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



                  10.21. RESTRICTIVE AGREEMENTS. Anything herein or any other Loan Document to the contrary notwithstanding, the Borrower will not, and will not permit any Subsidiary to, enter into, create or otherwise allow to exist any agreement or restriction (other than a Loan Document or any "Loan Document" as defined in the Related Facilities) that (i) prohibits or restricts the creation or assumption of any Lien upon any Property of the Borrower or any Restricted Subsidiary in favor of any Person, including without limitation the Banks, (ii) prohibits or restricts any Restricted Subsidiary from executing any guarantee which may be required under Section 9.7 hereof, (iii) requires any obligation of the Borrower or any Subsidiary to be secured by any Property of the Borrower or any Restricted Subsidiary if any obligation of the Borrower or such Subsidiary to the Banks is secured in favor of another Person, including without limitation the Banks, or (iv) prohibits or restricts the ability of (A) any Restricted Subsidiary (1) to pay dividends or make other distributions or contributions or advances to the Borrower or any other Restricted Subsidiary, (2) to repay loans and other indebtedness owing by it to the Borrower or any other Restricted Subsidiary, (3) to redeem equity interests held by it by Borrower or any other Restricted Subsidiary, or (4) to transfer any of its assets to the Borrower or any other Restricted Subsidiary, or (B) the Borrower or any other Restricted Subsidiary to make any payments required or permitted under the Loan Documents or any Related Facility or otherwise prohibit or restrict compliance by the Borrower and the Subsidiaries thereunder.

                  10.22. PREPAYMENTS, ETC., OF CERTAIN DEBT. Except for interest payments, the Parent will not, and will not permit any Subsidiary to, directly or indirectly, pay, prepay, redeem, purchase, defease or otherwise satisfy (in whole or in part) prior to the scheduled maturity thereof in any manner (or make any deposit of any payment or property or sinking fund payment in respect of), any Debt of the type permitted by Section 10.2(i).

         11. EVENTS OF DEFAULT; REMEDIES. If any of the following events shall occur, then the Agent shall at the request, or may with the consent, of the Majority Banks, (i) by notice to the Borrower, declare the Commitment of each Bank and the several obligations of each Bank to make Loans hereunder and participate in Letters of Credit (and of the Issuing Bank to issue Letters of Credit) to be terminated, whereupon the same shall forthwith terminate, (ii) declare the Notes and all interest accrued and unpaid thereon, the Unpaid Drawings and all other amounts payable under the Notes and this Agreement, to be forthwith due and payable, whereupon the Notes, all such interest and all such other amounts, shall become and be forthwith due and payable without presentment, demand, protest, or further notice of any kind (including, without limitation, notice of default, notice of intent to accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower, (iii) terminate any Letter of Credit providing for such termination by sending a notice of termination as provided therein and (iv) direct the Borrower to take any action required by Section 11.15; provided, however, that with respect to any Event of Default described in Section 11.6 or 11.7 hereof, (A) the Commitment of each Bank and the several obligations of each Bank to make Loans hereunder and participate in Letters of Credit (and of the Issuing Bank to issue Letters of Credit) shall automatically be terminated and (B) the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon, the Unpaid Drawings and all such other amounts payable under the Notes and this Agreement, shall automatically become immediately due and payable, without presentment, demand, protest, or any notice of any kind (including, without limitation, notice of default, notice of intent to accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower.

                  11.1. FAILURE TO PAY PRINCIPAL. The Borrower shall fail to pay any principal of any Note when the same becomes due and payable; or

                  11.2. FAILURE TO PAY OTHER AMOUNTS. The Borrower shall fail to pay interest on any Note or fees or other amounts due under any Note or this Agreement or any other Loan Document, when the same becomes due and payable and such failure shall remain unremedied for one (1) Business Day; or

                  11.3. DEFAULT UNDER OTHER DEBT. The Borrower or any Restricted Subsidiary shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $5,000,000 in the aggregate (or the equivalent thereof, if in a currency other than Dollars) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event constituting a default (however defined) shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such event or condition is to accelerate, or to enable or permit the acceleration of, the maturity of such Debt; or any such Debt shall become or be declared to be due and payable, or required to be prepaid, or the Borrower or any Restricted Subsidiary shall be required to repurchase, redeem or defease or offer to repurchase, redeem or defease such Debt, in each case prior to the stated maturity thereof; or

                  11.4. MISREPRESENTATION OR BREACH OF WARRANTY. Any representation or warranty made by the Borrower or any Subsidiary herein or in any other Loan Document or in any certificate, document or instrument otherwise furnished to the Agent or the Banks in connection with this Agreement shall be incorrect, false or misleading in any material respect when made or when deemed made; or

                  11.5. VIOLATION OF COVENANTS.

                  (i) The Borrower violates any covenant, agreement or condition contained in Section 9.1(e), 9.2, 9.7 or in Article 10; or

                  (ii) The Borrower violates any other covenant, agreement or condition contained herein or in any other Loan Document to which it is a party and such default shall continue unremedied for thirty (30) days after the occurrence of such event; or

                  11.6.  BANKRUPTCY AND OTHER MATTERS.

                  (i) The Borrower or any Restricted Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any Debtor Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall take any corporate action to authorize any of the foregoing; or

                  (ii) An involuntary case or other proceeding shall be commenced against the Borrower or any Restricted Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any Debtor Law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty
         (60) days; or an order for relief under U.S. Federal Bankruptcy Law (or a similar order under other Debtor Law) shall be entered against the Borrower or any Restricted Subsidiary; or

                  11.7. DISSOLUTION. Any order is entered in any proceeding against the Borrower or any Restricted Subsidiary decreeing the dissolution, liquidation, winding-up or split-up of the Borrower or any Restricted Subsidiary; or

                  11.8. JUDGMENT. Any judgment or order for the payment of money which, individually or in the aggregate, shall be in excess of 5% of Net Worth at any time, shall be rendered against the Borrower or any of its Restricted Subsidiaries (or any combination thereof) and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  11.9. NULLITY OF LOAN DOCUMENTS. Any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect or be declared to be null and void, or the validity or enforceability thereof shall be contested by the Borrower or any Affiliate thereof, or the Borrower or any Subsidiary thereof shall deny that it has any or any further liability or obligations under any Loan Document to which it is a party, or the Pledge Agreement shall for any reason not grant the Agent a first priority Lien on the collateral purported to be subject thereto; or


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                  11.10. CHANGE OF CONTROL.  A Change of Control shall occur; or

                  11.11. ERISA. With respect to (a) any Future Plan (as such term is defined in Section 9.1(g) hereof), other than a Multiemployer Plan within the meaning of Section 4001(a)(3) of ERISA, (i) such Future Plan shall fail to satisfy the minimum funding standard or a waiver of such standard or extension of any amortization period is sought under Section 412 of the Code;
(ii) such Future Plan is or is proposed to be terminated and as a result thereof liability in excess of $1,000,000 can be asserted under Title IV of ERISA against the Borrower or ERISA Affiliate; (iii) such Future Plan shall have an unfunded current liability in excess of $1,000,000; or (iv) there has been a withdrawal from any such Future Plan and as a result liability in excess of $1,000,000 can be asserted under Section 4062(e) or 4063 of ERISA against the Borrower or any ERISA Affiliate; or (b) any Future Plan that is a Multiemployer Plan under Section 4001(a)(3) of ERISA, such Future Plan is insolvent or in reorganization or the Borrower or an ERISA Affiliate has withdrawn, or proposes to withdraw, either totally or partially, from such Future Plan and, in any case, the Borrower or its ERISA Affiliate might reasonably be anticipated to incur a liability which would have a Material Adverse Effect; or (c) any Plan other than a Future Plan, the Borrower or its ERISA Affiliate could reasonably be anticipated to incur a liability which would have a Material Adverse Effect; or

                  11.12. GUARANTORS; PLEDGE AGREEMENT. (i) Any Guarantor violates any covenant, agreement or condition contained in any Guaranty or any default or event of default otherwise occurs thereunder or (ii) any Pledgor violates any covenant, agreement or condition contained in the Pledge Agreement or any default or event of default otherwise occurs thereunder; or

                  11.13. RELATED FACILITIES. Any "Event of Default" occurs under any Related Facility, as such term is defined therein.

                  11.14. OTHER REMEDIES. In addition to and cumulative of any rights or remedies expressly provided for in this Section 11, if any one or more Events of Default shall have occurred, the Agent shall at the request, and may with the consent, of the Majority Banks proceed to protect and enforce the rights of the Banks hereunder by any appropriate proceedings as the Agent may elect. The Agent shall at the request, and may with the consent, of the Majority Banks also proceed either by the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents or by enforcing the payment of the Notes or by enforcing any other legal or equitable right provided under this Agreement or the other Loan Documents or otherwise existing under any Law in favor of the holder of the Notes. The Agent shall not, however, be under any obligation to marshall any assets in favor of the Borrower or any other Person or against or in payment of any or all obligations under any Loan Document.

                  11.15. COLLATERAL ACCOUNT. The Borrower hereby agrees that in the event of (i) the payment in full of the Loans and the termination of the Commitments, or (ii) the occurrence of an Event of Default it shall, if requested by the Agent or the Majority Banks (through the Agent), pay

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to the Agent an amount in immediately available funds equal to 100% of the then aggregate amount of Letter of Credit Outstandings, which funds shall be held by the Agent in a collateral account to be maintained by the Agent. The Borrower hereby agrees to execute and deliver to the Agent and the Banks such security agreements, pledges or other documents as the Agent or any of the Banks may, from time to time, reasonably require to perfect the pledge, lien and security interest in and to any such funds provided for in this Section 11.15. Upon the payment or expiry of all Letter of Credit Outstandings, all such Collateral shall be released to the Borrower in due form at Borrower's cost.

                  11.16. REMEDIES CUMULATIVE. No remedy, right or power conferred upon the Banks is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at Law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

         12.      THE AGENT.

                  12.1. APPOINTMENT, POWERS AND IMMUNITIES. Each Bank hereby irrevocably (subject to Section 12.7) appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 12.5 and the first sentence of Section 12.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Bank; (b) shall not be responsible to the Banks for any statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Loan Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Person or the satisfaction of any condition or to inspect the property (including the books and records) of any Person; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

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                  12.2. RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for the Borrower), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 13.11 hereof. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks. For purposes of determining compliance with the conditions specified in Section 8.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

                  12.3. DEFAULTS. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall (subject to Section 12.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Majority Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks.

                  12.4. RIGHTS AS BANK. With respect to its Commitment and the Loans made by it, NationsBank (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its affiliates may without having to account therefor to any Bank accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with the Borrower or any of its Subsidiaries or Affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its affiliates may accept fees and other consideration from the Borrower or any of its Subsidiaries or Affiliates for

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



services in connection with this Agreement or otherwise without having to account for the same to the Banks.

                  12.5. INDEMNIFICATION. THE BANKS AGREE TO INDEMNIFY THE AGENT (TO THE EXTENT NOT REIMBURSED UNDER SECTION 13.12 HEREOF, BUT WITHOUT THE OBLIGATIONS OF THE BORROWER UNDER SUCH SECTION) RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENTS, FOR ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES), OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER THAT MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT (INCLUDING BY ANY BANK) IN ANY WAY RELATING TO OR ARISING OUT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY OR ANY ACTION TAKEN OR OMITTED BY THE AGENT UNDER ANY LOAN DOCUMENT (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE AGENT); PROVIDED THAT NO BANK SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED. WITHOUT LIMITATION OF THE FOREGOING, EACH BANK AGREES TO REIMBURSE THE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY COSTS OR EXPENSES PAYABLE BY THE BORROWER UNDER SECTION 13.12, TO THE EXTENT THAT THE AGENT IS NOT PROMPTLY REIMBURSED FOR SUCH COSTS AND EXPENSES BY THE BORROWER. THE AGREEMENTS CONTAINED IN THIS SECTION SHALL SURVIVE PAYMENT IN FULL OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT.

                  12.6. NON-RELIANCE ON AGENT AND OTHER BANKS. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition, or business of the Borrower or any of its Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates. Each Bank acknowledges that Baker & Botts, L.L.P. is acting in the transactions contemplated by the Loan Documents as special counsel to the Agent only. Each Bank will consult with its own legal counsel to the extent that it deems necessary in connection with the transactions contemplated by the Loan Documents.

                  12.7. SUCCESSOR AGENT. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower, and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and no successor Agent shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent which shall

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



be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

         13.      MISCELLANEOUS.

                  13.1. REPRESENTATION BY THE BANKS. Each Bank represents that it is the present intention of such Bank, as of the date of its acquisition of the Notes, to acquire the Notes for its account or for the account of its Affiliates, and not with a view to the distribution or sale thereof, and, subject to any applicable Laws, the disposition of such Bank's property shall at all times be within its control. The Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be transferred, sold or otherwise disposed of except (a) in a registered offering under the Securities Act; (b) pursuant to an exemption from the registration provisions of the Securities Act; or (c) if the Securities Act shall not apply to the Notes or the transactions contemplated by the Loan Documents. Nothing in this Section 13.1 shall affect the characterization of the Loans and the transactions contemplated hereunder as commercial lending transactions.

                  13.2. WAIVERS, ETC. No failure or delay on the part of any Bank or the Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between the Borrower and any Bank or the Agent shall operate as a waiver of any right of any Bank or the Agent. No modification or waiver of any provision of this Agreement, the Notes or any other Loan Document nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.


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



                  13.3. NOTICES. All notices and other communications provided for herein shall be in writing (including telex, facsimile, or cable communication) and shall be mailed, couriered, telecopied, telexed, cabled or delivered addressed as follows:

                           If to the Borrower, to it at:

                           5803 Glenmont
                           Houston, Texas 77081
                           Attn:    Mr. Neill P. Davis

                           with a copy to:

                           40650 Encyclopedia Circle
                           Fremont, California 94538
                           Attn:    Mr. David Edwab

and if to any Bank or the Agent, at its Domestic Lending Office specified opposite its name on Schedule I attached hereto, or as to the Borrower, or the Agent, to such other address as shall be designated by such party in a written notice to the other party and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, delivered by courier, telecopied, telexed, transmitted, or cabled, become effective when three (3) Business Days have elapsed after being deposited in the mail (with first class postage prepaid and addressed as aforesaid), or when confirmed by telex answerback, transmitted to the correct telecopier, or delivered to the courier or the cable company, except that notices and communications from the Borrower to the Agent shall not be effective until actually received by the Agent.

                  13.4. GOVERNING LAW. EACH LOAN DOCUMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA.

                  13.5. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, warranties and covenants contained herein or made in writing by the Borrower and its Restricted Subsidiaries in connection herewith shall survive the execution and delivery of this Agreement and the Notes, and will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto, whether so expressed or not, provided that the undertaking of the Banks to make Loans and issue Letters of Credit to the Borrower shall not inure to the benefit of any successor or assign of the Borrower. No investigation at any time made by or on behalf of the Banks shall diminish the Banks' right to rely thereon.

                  13.6. COUNTERPARTS. This Agreement may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

                  13.7. SEPARABILITY. Should any clause, sentence, paragraph or section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein. Each covenant contained in this Agreement shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

                  13.8. DESCRIPTIVE HEADINGS. The section headings in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Agreement.

                  13.9. RIGHT OF SET-OFF, ADJUSTMENTS. (a) Upon the occurrence and during the continuance of any Event of Default, each Bank (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank (or any of its Affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Bank, irrespective of whether such Bank shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 13.9 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Bank may have.

         (b) If any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Loans owing to it, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks a participating Interest in such portion of each such other Bank's Loans owing to it, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that any Bank so purchasing a participation from a Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation.

                  13.10. ASSIGNMENTS AND PARTICIPATIONS. (a) Each Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, and its Commitment); provided, however, that

                  (i)    each such assignment shall be to an Eligible Assignee;

                  (ii) except in the case of an assignment to another Bank or an assignment of all of a Bank's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $10,000,000 or an integral multiple of $1,000,000 in excess thereof;

                  (iii) each such assignment by a Bank shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Note;

                  (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit H hereto (the "Assignment and Acceptance"), together with any Note subject to such assignment and a processing fee of $3,500; and

                  (v) any such Bank shall simultaneously assign to such Eligible Assignee a pro rata portion of its rights and obligations under the Canadian Term Loan Facility.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Bank hereunder and the assigning Bank shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee in exchange for the surrendered Note(s). Upon receipt by the Agent of such new Note or Notes conforming to the requirements set forth in the preceding sentences, the Agent shall return to the Borrower such surrendered Note or Notes, marked to show that such surrendered Note or Notes has (have) been replaced, renewed and extended by such new Note or Notes. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 4.6.

                  (b) The Agent shall maintain at its address referred to in
Section 13.3 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time on reasonable prior notice.

                  (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee by such assignor or assignee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit H hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

                  (d) Each Bank may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its Loans); provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged,
(ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Section 3.2 and the right of set-off contained in Section 13.9, provided that no participant shall be entitled to recover under Section 3.2 an amount in excess of the proportionate share which such participant holds of the original aggregate principal amount hereunder to which the selling Bank would otherwise have been entitled and (iv) the Borrower shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and such Bank shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Commitment). The Bank selling any such participation shall give notice thereof to the Borrower, identifying the participant and the amount of such participation and the Agent shall also give such notice to the Borrower in the event the Agent has knowledge thereof, provided that such Bank and the Agent shall not be liable for the failure to provide such notice.

                  (e) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time assign or pledge all or any portion of its rights under this Agreement, its Note and the other Loan Documents to secure obligations of such Bank to any Federal Reserve Bank; provided that (i) no such assignment or pledge shall relieve such Bank from its obligations hereunder and
(ii) all related costs, fees and expenses incurred by such Bank in connection with such assignment and the reassignment back to it, free of any interests of such assignee, shall be for the sole account of such Bank.

                  (f) Subject to Section 13.21, any Bank may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants).

                  13.11. INTEREST. All agreements between the Borrower, the Agent or any Bank, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made on any Note or otherwise, shall the amount contracted for, charged, reserved or received by the Agent or any Bank for the use, forbearance, or detention of the money to be loaned under this Agreement or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document exceed the maximum amount of interest permitted to be contracted for, charged or received under applicable law from time to time in effect or the Highest Lawful Rate. If, as a result of any circumstances whatsoever, fulfillment by the Borrower or any Restricted Subsidiary of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law or result in the Agent or Bank having or being deemed to have contracted for, charged, reserved or received interest (or amounts deemed to be interest) in excess of the maximum lawful rate or amount of interest allowed by applicable law to be so contracted for, charged, reserved or received by such Agent or Bank, then, ipso facto, the obligation to be fulfilled by the Borrower shall be reduced to the limit of such validity, and if, from any such circumstance, the Agent or any Bank shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the maximum amount of interest permitted to be contracted for, charged or received under applicable law from time to time in effect or the Highest Lawful Rate, such amount which would be excessive interest shall be refunded to the Borrower, or, to the extent (i) permitted by applicable law and
(ii) such excessive interest does not exceed the unpaid principal balance of the Notes and the amounts owing on other obligations of the Borrower to the Agent or any Bank under any Loan Document, applied to the reduction of the principal amount owing on account of the Notes or the amounts owing on other obligations of the Borrower to the Agent or any Bank under any Loan Document and not to the payment of interest. All sums paid or agreed to be paid to the Agent or any Bank for the use, forbearance, or detention of the indebtedness of the Borrower to the Agent or any Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full of the principal thereof (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. The terms and provisions of this Section 13.11 shall control and supersede every other provision hereof and of all other agreements between the Borrower and the Banks.

                  13.12. EXPENSES; INDEMNIFICATION. (a) The Borrower agrees to pay within 15 days after demand all reasonable costs and expenses of the Agent in connection with the initial syndication, preparation, execution, delivery, modification, and amendment of (and, if a Default or Event of Default exists, in connection with the administration of) this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent (including the cost of internal counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all reasonable costs and expenses of the Agent and the Banks, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

                  (b) THE BORROWER AGREES TO INDEMNIFY AND HOLD HARMLESS THE AGENT AND EACH BANK AND EACH OF THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") IN AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR REPARATION OF DEFENSE IN CONNECTION THEREWITH):

                  (i) THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS OR LETTERS OF CREDIT, OR

                  (ii) THE EXECUTION AND DELIVERY OF THE DOCUMENTS RELATED TO ANY ACQUISITION, THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR IN CONNECTION WITH THE PURCHASE OR ATTEMPTED PURCHASE PURSUANT TO THE TERMS OF SUCH DOCUMENTS, INCLUDING, WITHOUT LIMITATION, DAMAGES, COSTS AND EXPENSES INCURRED BY ANY OF THE INDEMNIFIED PARTIES IN INVESTIGATING, PREPARING FOR, DEFENDING AGAINST, OR PROVIDING EVIDENCE, PRODUCING DOCUMENTS, OR TAKING ANY OTHER ACTION IN RESPECT OF ANY COMMENCED OR THREATENED LITIGATION UNDER ANY FEDERAL SECURITIES LAW OR ANY OTHER LAW OF ANY JURISDICTION OR AT COMMON LAW WHICH IS ALLEGED TO ARISE OUT OF OR IS BASED UPON:

                         (A) THE CLAIMS OF ANY PERSON THAT, IN CONNECTION WITH ANY ACQUISITION, ANY OF THE INDEMNIFIED PARTIES HAS VIOLATED ANY FIDUCIARY OR CONFIDENTIALITY RESPONSIBILITIES, OR ANY REPRESENTATIONS, WARRANTIES OR COVENANTS, EXPRESS OR IMPLIED, MADE OR ALLEGED TO HAVE BEEN MADE BY ANY OF THE INDEMNIFIED PARTIES, TO OR IN FAVOR OF SUCH PERSON;

                         (B) ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OF ANY MATERIAL FACT BY THE BORROWER OR ANY AFFILIATE IN ANY DOCUMENT OR SCHEDULE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY;

                         (C) ANY OMISSION OR ALLEGED OMISSION TO STATE ANY MATERIAL FACT REQUIRED TO BE STATED IN ANY DOCUMENT OR SCHEDULE OR NECESSARY TO MAKE THE STATEMENTS MADE THEREIN NOT MISLEADING IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH MADE;

                         (D) ANY ACTS OR OMISSIONS, OR ALLEGED ACTS OR OMISSIONS OF THE BORROWER, ANY AFFILIATE OR THEIR AGENTS RELATED TO ANY ACQUISITION, PURCHASE OR SALE OF STOCK OR ASSETS, OR THE FINANCING THEREOF, WHICH ARE ALLEGED TO VIOLATE ANY FEDERAL SECURITIES LAW OR ANY OTHER LAW OF ANY JURISDICTION APPLICABLE TO SUCH ACQUISITION, THE PURCHASE OR SALE OF STOCK OR ASSETS, OR THE FINANCING THEREOF;

                           (E)      ANY WITHDRAWALS, TERMINATION OR
                                    CANCELLATION OF ANY ACQUISITION; OR

                           (F) ANY OTHER CLAIMS OF ANY NATURE WHATSOEVER ARISING FROM OR RELATED TO ANY ACQUISITIONS;

EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT PROVIDED THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT THE INDEMNIFIED PARTIES BE INDEMNIFIED FOR SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING FROM ITS OWN NEGLIGENCE. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS
SECTION 13.12 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY THE BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR TO THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. THE BORROWER AGREES NOT TO ASSERT ANY CLAIM AGAINST THE AGENT, ANY BANK, ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AGENT'S, AND ADVISERS, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS OR THE LETTERS OF CREDIT.

                  (c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 13.12 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

                  13.13. PAYMENTS SET ASIDE. To the extent any payments on the Obligations or proceeds of any collateral or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other Person under any Debtor Law or equitable cause, then, to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and shall continue in full force and effect, and the Agent's and the Banks' rights, powers and remedies under this Agreement and each other Loan Document shall continue in full force and effect, as if such payment had not been made or such enforcement or setoff had not occurred. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Agent and the Banks to effect such reinstatement.

                  13.14. LOAN AGREEMENT CONTROLS. If there are any conflicts or inconsistencies among this Agreement and any of the other Loan Documents, the provisions of this Agreement shall prevail and control.

                  13.15. OBLIGATIONS SEVERAL. The obligations of each Bank under each Loan Document to which it is a party are several, and no Bank shall be responsible for any obligation or Commitment of any other Bank under any Loan Document to which it is a party. Nothing contained in any Loan Document to which it is a party, and no action taken by any Bank pursuant thereto, shall be deemed to constitute the Banks to be a partnership, an association, a joint venture, or any other kind of entity.

                  13.16. SUBMISSION TO JURISDICTION; WAIVERS. EACH OF THE BORROWER, THE AGENT AND THE BANKS IRREVOCABLY AND UNCONDITIONALLY:

                  (a) SUBMITS, FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATES OF TEXAS AND NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, THE COURTS OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND APPELLATE COURTS FROM ANY THEREOF;

                  (b) WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                  (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING OF A COPY THEREOF (BY

REGISTERED OR CERTIFIED MAIL OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL POSTAGE PREPAID) TO THE ADDRESS SET FORTH IN SECTION 13.3 HEREOF OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED IN WRITING PURSUANT TO SECTION 13.3; AND

                  (d) NOTWITHSTANDING THE FOREGOING, NOTHING HEREIN SHALL IN ANY WAY AFFECT THE RIGHT OF THE AGENT OR ANY BANK OR THE BORROWER TO BRING ANY ACTION ARISING OUT OF OR RELATING TO THE NOTES OR THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COMPETENT COURT ELSEWHERE HAVING JURISDICTION OVER THE BORROWER, THE AGENT OR ANY BANK, AS THE CASE MAY BE, OR ITS PROPERTY.

                  13.17. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HERETO (A) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY;
(B) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; AND (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVERS.

                  13.18. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, any Note or any other Loan Document, nor consent to any departure by the Borrower or any Subsidiary herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower or such Subsidiary, as the case may be, as to amendments, and by the Majority Banks in all cases, and then, in any case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by 100% of the Banks, do any of the following: (a) change the definition of "Majority Banks", "Commitment", or "Pro Rata Percentage", (b) forgive or reduce or increase the amount of the Commitment of any Bank or subject any Bank to any additional obligations, (c) forgive or reduce the principal of, or rate or amount of interest applicable to, any Loan, other than as provided in this Agreement or forgive or reduce the amount of the commitment fee or any Letter of Credit Fee, (d) postpone any date fixed for any payment or prepayment of principal of, or interest on, the Notes, (e) change
Section 13.15 or this

Section 13.18, (f) change the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder, (g) waive any of the conditions specified in Section
8.1 or Section 8.2, or (h) except as otherwise provided herein, release all or substantially all of any collateral or release any Guarantor; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under this Agreement, any Note or any other Loan Document.

                  13.19. RELATIONSHIP OF THE PARTIES. This Agreement provides for the making of loans by the Banks, in their capacity as Banks, to the Borrower, in its capacity as a borrower, and for the payment of interest and repayment of principal by the Borrower to the Banks. The relationship between the Banks and the Borrower is limited to that of creditors/secured parties, on the one hand, and debtor, on the other hand. The provisions herein for compliance with financial, environmental, and other covenants, delivery of financial, environmental and other reports, and financial, environmental and other inspections, investigations, audits, examinations or tests are intended solely for the benefit of the Banks to protect their interests as Banks in assuming payments of interest and repayment of principal and nothing contained in this Agreement or the Notes shall be construed as permitting or obligating the Banks to act as financial or business advisors or consultants to the Borrower, as permitting or obligating the Banks to control the Borrower or to conduct or operate the Borrower's operations, as creating any fiduciary obligation on the part of the Banks to the Borrower, or as creating any joint venture, agency, or other relationship between the parties other than as explicitly and specifically stated in this Agreement. The Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and to obtain the advice of such counsel with respect to all matters contained herein, including, without limitation, the provision in Section 13.17 for waiver of trial by jury. The Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decision to apply to the Banks for the financial accommodations provided hereby and to execute and deliver this Agreement.

                  13.20. CURRENCY CONVERSION AND CURRENCY INDEMNITY. (a) Payments in Agreed Currency. The Borrower shall make payment relative to each Loan or Letter of Credit in the currency (the "Agreed Currency") in which the Loan or Letter of Credit was effected. If any payment is received on account of any Loan or Letter of Credit in any currency (the "Other Currency") other than the Agreed Currency (whether voluntarily or pursuant to an order or judgment or the enforcement thereof or the realization of any security or the liquidation of the Borrower or otherwise howsoever), such payment shall constitute a discharge of the liability of the Borrower hereunder and under the other Loan Documents in respect of such obligation only to the extent of the amount of the Agreed Currency which the relevant Bank or the Agent, as the case may be, is able to purchase with the amount of the Other Currency received by it on the Business Day next following such receipt in accordance with its normal procedures and after deducting any premium and costs of exchange.

                  In addition, as to any reimbursement by the Banks to the Issuing Bank under Section 2.5(c) in respect of a Letter of Credit in an Alternate Currency, as to any repayment received on account of such Letter of Credit from the Borrower, such payment shall constitute a discharge of the liability of the Borrower in respect of such obligation only to the extent of the amount of Dollars which the relevant Bank is able to purchase with the amount of the Alternate Currency received by it on the Business Day next following such receipt in accordance with its normal procedures and after deducting any premium and costs of exchange, and the Borrower hereby agrees to, indemnify and save the Banks and the Agent harmless from and against any loss, cost or expense arising out of or in connection with any deficiency, on demand.

                  (b) Conversion of Agreed Currency into Judgment Currency. If, for the purpose of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the "Judgment Currency") any amount due in the Agreed Currency then the conversion shall be made on the basis of the rate of exchange prevailing on the Business Day next preceding the day on which judgment is given and in any event the Borrower shall be obligated to pay the Agent and the Banks any deficiency in accordance with Section 13.20(a). For the foregoing purposes "rate of exchange" means the rate at which the relevant Bank or the Agent, as applicable, in accordance with its normal banking procedures is able on the relevant date to purchase the Agreed Currency with the Judgment Currency after deducting any premium and costs of exchange.

                  (c)    Circumstances Giving Rise to Indemnity. If (i) any
Bank or the Agent receives any payment or payments on account of the liability of the Borrower hereunder pursuant to any judgment or order in any Other Currency, and (ii) the amount of the Agreed Currency which the relevant Bank or the Agent, as applicable, is able to purchase on the Business Day next following such receipt with the proceeds of such payment or payments in accordance with its normal procedures and after deducting any premiums and costs of exchange is less than the amount of the Agreed Currency due in respect of such obligations immediately prior to such judgment or order, then the Borrower on demand shall, and the Borrower hereby agrees to, indemnify and save the Banks and the Agent harmless from and against any loss, cost or expense arising out of or in connection with such deficiency.

                  (d) Indemnity Separate Obligation. The agreement of indemnity provided for in this Section 13.20 shall constitute an obligation separate and independent from all other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Banks or the Agent or any of them from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

                  13.21. CONFIDENTIALITY. The Agent and each Bank agrees (on behalf of itself and each of its Affiliates, and each of its and their directors, officers, agents, attorneys, employees, and representatives) that it (and each of them) will take all reasonable steps to keep confidential any non-public information supplied to it by or at the direction of the Borrower or any Subsidiary so identified when delivered, provided, however, that this restriction shall not apply to information which (a) has at the time in question entered the public domain, (b) is required to be disclosed by Law (whether valid or invalid) of any Governmental Authority, (c) is disclosed to any Affiliates, auditors, attorneys, or agents of the Agent or such Bank, (d) is furnished to the Agent or any Bank or to any purchaser or prospective purchaser of participations or other interests in any Loan or Loan Document (provided each such purchaser or prospective purchase first agrees to hold such information in confidence on the terms provided in this section), or (d) is disclosed in the course of enforcing its rights and remedies during the existence of an Event of Default.

                  13.22. FINAL AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  IN WITNESS WHEREOF, the parties hereto, by their respective officers thereunto duly authorized, have executed this Agreement effective as of February 5, 1999.

                                            THE MEN'S WEARHOUSE, INC.



                                            By: /s/ NEILL P. DAVIS
                                               --------------------------------
                                            Name: Neill P. Davis
                                                 ------------------------------
                                            Title: Vice President/ Treasurer
                                                  -----------------------------

Commitment         Pro Rata Percentage          NATIONSBANK, N.A.
                                                as a Bank and as Agent



$26,000,000              20.8%                  By: /s/ KIMBERLEY A. KNOP
                                                   ----------------------------
                                                Name: KIMBERLEY A. KNOP
                                                     --------------------------
                                                Title: VICE PRESIDENT
                                                      -------------------------

Commitment         Pro Rata Percentage          BANKBOSTON; N.A.



$20,000,000              16.0%                  By: /s/ JUDITH C.E. KELLY
                                                   ----------------------------
                                                Name: Judith C.E. Kelly
                                                     --------------------------
                                                Title: Vice President
                                                      -------------------------

Commitment         Pro Rata Percentage          UNION BANK OF CALIFORNIA, N.A.



$20,000,000              16.0%                  By: /s/ ILLEGIBLE
                                                   ----------------------------
                                                Name:
                                                     --------------------------
                                                Title: Vice President
                                                      -------------------------

Commitment         Pro Rata Percentage          WELLS FARGO BANK, N.A.



$20,000,000              16.0%                  By: /s/ DONALD A. HARTMANN
                                                   ----------------------------
                                                Name: DONALD A. HARTMANN
                                                     --------------------------
                                                Title: Senior Vice President
                                                      -------------------------

                                                By: /s/ CATHERINE M. WALLACE
                                                   ----------------------------
                                                Name: CATHERINE M. WALLACE
                                                     --------------------------
                                                Title: Vice President
                                                      -------------------------

Commitment         Pro Rata Percentage          CHASE BANK OF TEXAS, NATIONAL
                                                 ASSOCIATION


$14,500,000              11.6%                  By: /s/ JAMES R. DOLPHIN
                                                   ----------------------------
                                                Name: James R. Dolphin
                                                     --------------------------
                                                Title: Senior Vice President
                                                      -------------------------

Commitment         Pro Rata Percentage          FIRST UNION NATIONAL BANK



$14,500,000              11.6%                  By: /s/ CAROL A. WILLIAMS
                                                   ----------------------------
                                                Name: Carol A. Williams
                                                     --------------------------
                                                Title: Senior Vice President
                                                      -------------------------

Commitment         Pro Rata Percentage          BANK OF MONTREAL



$10,000,000               8.0%                  By: /s/ L.A. DURNING
                                                   ----------------------------
                                                Name: L.A. DURNING
                                                     --------------------------
                                                Title: PORTFOLIO MANAGER
                                                      -------------------------

                                                                       EXHIBIT A

                                 REVOLVING NOTE


U.S. $__________Initial Commitment                              February 5, 1999

          FOR VALUED RECEIVED, the undersigned, THE MEN'S WAREHOUSE, INC., a corporation organized under the laws of Texas (the "Borrower"), HEREBY PROMISES TO PAY to the order of ________________ (the "Bank"), on or before the Maturity Date, the aggregate unpaid amount of all Loans made by the Bank to the Borrower pursuant to the Credit Agreement hereinafter referred to, in accordance with the terms and provisions of that certain Revolving Credit Agreement dated as of February 5, 1999 by and among the Borrower, NationsBank, N.A., as Agent, the Bank, and the other parties thereto (as same may be amended, modified, increased, supplemented and/or restated from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement).

          The outstanding principal balance of this Note shall be due and payable on the Maturity Date and as otherwise provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal balance of this Note from the date of any Loan evidenced by this Note until the principal balance thereof is paid in full. Interest shall accrue on the outstanding principal balance of this Note from and including the date of any Loan evidenced by this Note to but not including the Maturity Date at the rate or rates, and shall be due and payable on the dates, set forth in the Credit Agreement.

          Payments of principal and interest, and all amounts due with respect to costs and expenses, shall be made in immediately available funds, without deduction, set-off or counterclaim to the Agent not later than 12:00 noon (Dallas time) on the dates, and in the currencies, on which such payments shall become due pursuant to the terms and provisions set forth in the Credit Agreement.

          In addition to all principal and accrued interest on this Note, the Borrower agrees to pay (a) all costs and expenses incurred by all owners and holders of this Note in collecting this Note through any probate, reorganization, bankruptcy or any other proceeding and (b) reasonable attorneys' fees when and if this Note is placed in the hands of an attorney for collection after default.

          Except as otherwise specifically provided for in the Credit Agreement, the Borrower and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, protest, notice of protest, notice of intent to accelerate, notice of acceleration and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security hereof, in whole or in part, with or without notice, before or after maturity.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND APPLICABLE FEDERAL LAW.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its officer thereunto duly authorized effective as of the date first above written.


                                        THE MEN'S WEARHOUSE, INC.


                                        By:
                                           -------------------------
                                        Name:
                                             -----------------------
                                        Title:
                                              ----------------------





                                      -2-